UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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SPX Corporation
(Name of Registrant as Specified In Its Charter)

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13515 Ballantyne Corporate Place
Charlotte, NC 28277
Telephone: (704) 752-4400
Facsimile: (704) 752-4405

March 22, 2012

Fellow Stockholders:

        You are cordially invited to attend the SPX Corporation Annual Meeting of Stockholders on May 3, 2012 at 8:00 a.m. (Eastern Time), at Foundation For The Carolinas, 220 North Tryon Street, Charlotte, NC 28202.

        All SPX stockholders of record at the close of business on March 9, 2012 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the internet as soon as possible.

        Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of SPX.

Sincerely,
Christopher J. Kearney Chairman, President and Chief Executive Officer
SPX Corporation

SPX Corporation

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277

Notice of Annual Meeting of Stockholders

Thursday, May 3, 2012
8:00 a.m.
Foundation For The Carolinas
220 North Tryon Street
Charlotte, NC 28202

        The principal business of the Annual Meeting will be to:

    1.
    Elect two directors for a three-year term and one director for a one-year term;

    2.
    Request stockholder approval of the amendment and restatement of our 2002 Stock Compensation Plan;

    3.
    Conduct an advisory vote on our executive compensation practices;

    4.
    Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2012; and

    5.
    Transact any other business as may properly come before the meeting or any adjournment thereof.

        You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on March 9, 2012. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

        This year, we are again electronically disseminating annual meeting materials to some of our stockholders, as permitted under the "Notice and Access" rules approved by the Securities and Exchange Commission. Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,
Kevin L. Lilly Senior Vice President, Secretary and General Counsel

Charlotte, North Carolina
March 22, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held on May 3, 2012: The Notice of Annual Meeting, Proxy Statement and
our 2011 Annual Report to Stockholders are available electronically at
http://www.edocumentview.com/SPW.

SPX Corporation

Proxy Statement

QUESTIONS AND ANSWERS

Why am I receiving these materials?

        We are mailing or making available these materials to you because we are soliciting your proxy to vote your shares in connection with SPX's Annual Meeting, scheduled to take place on May 3, 2012, or at any adjournments or postponements of this meeting. We are first mailing or making available to stockholders this proxy statement, our Annual Report to Stockholders for the year ended December 31, 2011, and related materials, on or about March 22, 2012.

Are the Proxy Materials available electronically?

        Our proxy statement and our fiscal 2011 Annual Report to Stockholders are also available at our website at http://www.spx.com. Additionally, and in accordance with Securities and Exchange Commission ("SEC") rules, you may access our proxy statement at http://www.edocumentview.com/SPW, which does not have "cookies" that identify visitors to the site.

        Why did I receive a one-page Notice of Internet Availability of Proxy Materials rather than a full set of Proxy Materials?

        SEC rules allow companies to provide stockholders with access to Proxy Materials over the internet rather than mailing the materials to stockholders. Accordingly, to conserve natural resources and reduce costs, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials. The Notice provides instructions for accessing the Proxy Materials on the website referred to in the Notice or for requesting printed copies of the Proxy Materials. The Notice also provides instructions for requesting the delivery of the Proxy Materials for future annual meetings in printed form.

How can I attend the Annual Meeting?

        You may attend the Annual Meeting if you were an SPX stockholder of record as of the close of business on March 9, 2012 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the SPX 401(k) Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

What am I voting on?

        We are soliciting your vote on:

    1.
    The election of two directors for a three-year term and one director for a one-year term;

    2.
    The amendment and restatement of our 2002 Stock Compensation Plan;

    3.
    Our executive compensation practices (sometimes referred to as "say on pay"); and

    4.
    Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2011.

Who is entitled to vote?

        Stockholders at the close of business on March 9, 2012 (the record date) are entitled to vote. On that date, there were 51,432,651 shares of SPX common stock outstanding.

How many votes do I have?

        Each share of SPX common stock that you own entitles you to one vote.

Can I vote in person at the Annual Meeting?

        Yes. If you were a stockholder on the record date, you can vote your shares of common stock in person at the Annual Meeting. If your shares are held through a broker, trustee or nominee, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm, trustee or bank authorizing you to vote the shares it holds for you in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously. Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

How do I vote if I don't attend the Annual Meeting?

        If you do not attend the Annual Meeting, or prefer to register your vote prior to the meeting, you may vote your shares in several ways. If your shares are held through a broker, trustee or nominee, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone or internet voting is available to you.

        If your shares are held in your name, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received for that account.

        If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, this means you hold shares of our common stock in more than one account. You should complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back any proxy card you received.

How does discretionary voting authority apply?

        If you sign, date and return your proxy card, your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, you give authority to Christopher J. Kearney and Patrick J. O'Leary to vote on the items discussed in these Proxy Materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast:

  •
  FOR the election of the director nominees;

  •
  FOR the amendment and restatement of our 2002 Stock Compensation Plan;

  •
  FOR the approval of our executive compensation practices;

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2012; and

  •
  FOR or AGAINST any other properly raised matters at the discretion of Messrs. Kearney and O'Leary.

May I revoke my proxy?

        You may revoke your proxy in one of four ways at any time before it is exercised:

    1.
    Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy.

    2.
    Submit another proxy with a later date.

    3.
    Vote by telephone or internet after you have given your proxy.

    4.
    Vote in person at the Annual Meeting.

What constitutes a quorum?

        The presence, in person or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or internet or if you attend the Annual Meeting.

        Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you.

What vote is required to approve each proposal?

        Election of Directors:    A majority of votes cast at the Annual Meeting must approve the election of each director. A majority of votes cast means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. If you do not want to vote your shares for or against one or more of the nominees, you may indicate that in the space marked "abstain" on the proxy card or as prompted during telephone or internet voting, and your vote will not count either "for" or "against" the nominee. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

        Say on Pay:    The say on pay vote is advisory only, but our Board of Directors will consider carefully the results of the vote. A majority of votes cast for or against the say on pay proposal will determine whether you approve of our compensation practices. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

        Ratification of the Appointment of Independent Public Accountants:    Although we are not required to submit the appointment of our independent public accountants to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting. An abstention will have the effect of a vote against the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants since it is one less vote for approval.

        Approval of Other Proposals:    The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting is required to approve the amendment and restatement of our 2002 Stock Compensation Plan, as well as any other action that may properly come before the meeting. An abstention will have the effect of a vote against the applicable proposal since it is one less vote for approval. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

The New York Stock Exchange (the "NYSE") does not consider the election of directors or matters relating to compensation to be routine. Unless the broker has received instructions from you, any broker holding shares for you will not have the ability to cast votes with respect to the election of directors, the approval of the amendment and restatement of our 2002 Stock Compensation Plan, or the advisory vote on our executive compensation practices. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to the election of directors or matters relating to compensation is counted.

How do I submit a stockholder proposal?

        For a proposal to be included in our proxy statement for the 2013 Annual Meeting, you must submit it no later than November 22, 2012. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

        You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2013 Annual Meeting. We must receive this type of proposal in writing on or after December 4, 2012, but no later than January 3, 2013.

        As detailed in our by-laws, to bring a proposal other than the nomination of a director before an annual meeting, your notice of proposal must include: (1) a brief description of the business you want to bring before the meeting; (2) the reasons for conducting such business at the meeting; (3) your name and address as they appear on our stock records, as well as the name and address of any beneficial owner of the shares; (4) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (5) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (6) any material interest you or any beneficial owner may have in the business you want to bring before the meeting; (7) a description of all agreements, arrangements and understandings between you or any beneficial owner and any other persons (including their names) in connection with the proposal of the business; and (8) any other information regarding you or any beneficial owner that would be required under the SEC's proxy rules and regulations. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

How do I recommend a director nominee?

        If you wish to recommend a nominee for director for the 2013 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 3, 2013. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) a description of all arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (6) any other information regarding you, any beneficial owner, or the nominee that the rules of the SEC require to be included in a proxy statement; (7) the nominee's agreement to serve as a director if elected; and (8) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Who pays to prepare, mail and solicit the proxies?

        We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing Proxy Materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We have retained Georgeson Inc. to assist us in soliciting your proxy and will pay them an estimated fee of $9,000 plus reasonable out-of-pocket expenses. Georgeson will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX common stock. If so, we will supply them with additional copies of the Proxy Materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the Proxy Materials to the beneficial owners of SPX common stock.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

        Eight directors currently serve on our Board of Directors. The directors are divided into three classes. There are currently three directors in the first class, three directors in the second class, and two directors in the third class. At this Annual Meeting, you will be asked to elect two directors for the third class and one director in the first class. Five directors will continue to serve on the Board of Directors as described below.

        Each of the director nominees, Mr. Kearney, Mr. Volanakis, and Ms. Wyrsch, are current SPX directors. Mr. Kearney and Ms. Wyrsch, if elected, will each serve for a term of three years, until a qualified successor director has been elected, or until he or she resigns, retires or is removed by the stockholders for cause. Mr. Volanakis was appointed, effective December 16, 2011, and is standing for election pursuant to the requirement of our bylaws that any director elected by the other directors to fill any vacancy shall stand for election by stockholders at the next annual meeting of stockholders. Mr. Volanakis currently serves as a member of the first director class and, if elected at this Annual Meeting, will serve for a term of one year.

        Each nominee has agreed to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines.

        Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of each of Mr. Kearney, Mr. Volanakis, and Ms. Wyrsch. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted FOR that other person. The Board of Directors does not anticipate that any of the nominees will be unable to serve.

Nominees to Serve Until 2015 Annual Meeting

Christopher J. Kearney, 56, is Chairman, President and Chief Executive Officer of SPX. He was named President and Chief Executive Officer in December 2004, and was appointed Chairman in May 2007. He joined the company in February 1997 as Vice President, Secretary and General Counsel. Prior to joining SPX, he was Senior Vice President and General Counsel of Grimes Aerospace Company, a leading manufacturer of aircraft lighting equipment, engine system components and electronic systems. His business experience also includes positions at Borg-Warner Chemicals as Senior Attorney and Senior Counsel at General Electric's global materials business. Mr. Kearney holds an undergraduate degree from the University of Notre Dame and a law degree from DePaul University Law School. Mr. Kearney is a Member of the Advisory Council for University Libraries, University of Notre Dame, and serves on the Board of Directors of the Foundation For The Carolinas. Mr. Kearney is also a director of Nucor Corporation. Mr. Kearney has been a director of SPX since 2004.

Mr. Kearney brings valuable business and mergers and acquisitions experience and a strong legal perspective to our Board. Mr. Kearney, as the only member of SPX management to serve on the Board, also contributes a level of understanding of our company not easily attainable by an outside director.

Martha B. Wyrsch, 54, has been President of Vestas-Americas, an affiliate of Vestas Wind Systems NS since June 2009. From January 2007 until October 2008, Ms. Wyrsch was the President and Chief Executive Officer of Spectra Energy Transmission, LLC, Spectra Energy Corporation's natural gas transmission and storage business in the United States and Canada, as well as the gathering, processing and distribution businesses in Canada. She served on the board of directors for Spectra Energy Corporation and as chair of its two publicly traded partnerships, Spectra Energy Partners, L.P. and Spectra Energy Income Fund. Ms. Wyrsch joined Duke Energy Corporation in 1999, where she served in various legal positions. She was group vice president and general counsel, and was named president of Duke Energy Gas Transmission in 2005. Previously, Ms. Wyrsch was vice president, general counsel and secretary for KN Energy, Inc. Ms. Wyrsch is a director of the American Wind Energy Association and a director of the National Petroleum Council, Spectra Energy Corp. Within the past five years, Ms. Wyrsch has also served as Chairman of Westcoast Energy Inc. and Spectra Energy Partners GP, LLC, a General Partner of Spectra Energy Partners, LP, Chairman of Union Gas Ltd., and a director of Spectra Energy Facilities LP, Greater Houston Partnership, Union Gas Ltd., Spectra Energy Partners GP LLC, a member of the National Infrastructure Advisory Council, and on the Cristo Rey Network Board of Directors. Ms. Wyrsch has been a director of SPX since 2009.

Ms. Wyrsch contributes to our Board the skills and experience gained from her years of serving in various senior legal and corporate governance capacities. Ms. Wyrsch also has a wide general business experience from serving in senior business roles at energy companies. Of particular value is Ms. Wyrsch's broad experience with energy infrastructure companies and her insight into global manufacturing.
Nominee to Serve Until 2013 Annual Meeting

Peter Volanakis, 56, is the retired President and Chief Operating Officer, and also a former director, of Corning Incorporated. He served in those roles from, respectively, April, 2007 through December, 2010, and April, 2005, through December, 2010. Prior to serving as President, he held numerous positions at Corning during his 28-year tenure there, including President of Corning Technologies. Mr. Volanakis also served as a director of Dow Corning and as a trustee of the Corning Incorporated Foundation and the Corning Museum of Glass. He currently serves as a director of The Vanguard Group, as a director of Avantor, and as an overseer of the Amos Tuck School of Business Administration at Dartmouth College. Mr. Volanakis joined the SPX Board in December 2011.

Mr. Volanakis brings to SPX a wealth of experience and accomplishments in the areas of international operations, innovation, corporate development, and regulatory and government affairs experience in areas such as emissions controls, telecommunications, patents, and trade.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR EACH OF THE DIRECTOR NOMINEES

Directors Continuing Until 2013 Annual Meeting

Albert A. Koch, 69, is Vice Chairman and Managing Director with AlixPartners, LLP, an international corporate turnaround and financial advisory firm. Mr. Koch joined AlixPartners in 1995 as Managing Principal. In connection with his work at AlixPartners, he currently serves as President and CEO of Handleman Company. Other AlixPartners assignments include Mr. Koch serving as Chairman of Polar Corporation, a privately owned company, since 2004, and also as its CEO from 2004 until 2007. In 2004 and 2005, Mr. Koch was the Chairman, interim President and CEO at Champion Enterprises, Inc., and in 2002 and 2003, Mr. Koch served as interim CFO of the Kmart Corporation. Mr. Koch also was a partner with Ernst & Young for 14 years, including 7 years as Managing Partner of the firm's Detroit office. Mr. Koch is the Treasurer of the American College of Bankruptcy. Mr. Koch has also been a director of Tecumseh Products Company. Mr. Koch has been a director of SPX since 2007.

Mr. Koch was appointed Chief Restructuring Officer of General Motors Corporation in June of 2009, two days prior to its filing under Chapter 11 of the U.S. Bankruptcy Code. Beginning in July 2009 he became President and CEO of Old General Motors and continued in that role until the company's ultimate liquidation in December 2011.

Mr. Koch contributes an extensive understanding of finance and accounting to our Board. Mr. Koch also brings a unique skill set of effectively managing and advising corporations facing crises, and the related perspective of understanding risks to which even healthy companies are exposed.

Terry S. Lisenby, 61, is the retired Chief Financial Officer, Treasurer and Executive Vice President of Nucor Corporation, a steel manufacturing company, a position he held from 2000 until the end of 2009. He previously served as a Vice President and Corporate Controller of Nucor from 1991 to 1999. Mr. Lisenby began his career with Nucor as Corporate Controller in 1985.
Mr. Lisenby contributes a strong understanding of finance and accounting to our Board. In addition, Mr. Lisenby brings an extensive manufacturing and operations background, with expertise in supply chain management, among other things. Mr. Lisenby also provides valuable expertise in mergers and acquisitions and integration of new acquisitions.

Directors Continuing Until 2014 Annual Meeting

J. Kermit Campbell, 73, is the former Chairman, President and Chief Executive Officer of Herman Miller, Inc., a designer and manufacturer of office furniture. Since leaving Herman Miller, Inc. in 1995, Mr. Campbell has invested in a number of ventures, including United Power Line Contractors, Bering Truck Corporation, Black Star Farms, Advanced Information Systems, United Shield International, PassAlong Networks and CORE Energy Co. Mr. Campbell is a director of Traverse City State Bank, an honorary Trustee and past Chairman of the Board of Hope College, a Trustee of the Northwestern Michigan College Foundation, a Trustee of Eagle Village and a Charitable Trustee and President of Traverse Symphony Orchestra. Mr. Campbell has also been Chairman of Bering Truck Corporation and a director of Irwin Union Bank, Tennessee Pacific, and PassAlong Networks. Mr. Campbell has been a director of SPX since 1993.

Mr. Campbell is our longest-serving Board member. Since 1993, Mr. Campbell has consistently applied the operational, financial, and strategic experience garnered from his career, as well as involvement in a number of other business interests. In addition to the qualifications, attributes and skills Mr. Campbell initially brought to our Board, he now offers the perspective, institutional knowledge, and deep understanding of our business accumulated over his nearly 20 years on our Board.

Emerson U. Fullwood, 64, is the retired Corporate Vice President of Xerox Corporation, a position to which he was named in 1996. In 2004, he assumed the role and responsibilities of Executive Chief of Staff and Marketing Officer for Xerox North America. Previous positions held by Mr. Fullwood at Xerox were President of the Xerox Worldwide Channels Group, President of Latin America, Executive Chief Staff Officer of Developing Markets and President of Worldwide Customer Services. Previously, Mr. Fullwood held several executive and general management leadership positions with Xerox. Mr. Fullwood serves as a director of The Vanguard Group, Vanguard Funds and Amerigroup Corporation, as well as of the University of Rochester Medical Center, North Carolina A&T State University, the United Way of Rochester, the Rochester Boy Scouts of America, Monroe Community College Foundation, the Urban League and Colgate Rochester Crozier Divinity School. Mr. Fullwood has been a director of SPX since 1998 and was a director of General Signal Corporation prior to our acquisition of that company in 1998.

Mr. Fullwood is our second-longest-serving Board member and offers the perspective and deep understanding of our business accumulated over years of service on our Board. Mr. Fullwood has extensive and varied experience, gained in senior positions held over his many years of service with Xerox Corporation. Of particular value is his experience and perspective in marketing, including experience gained as Executive Chief of Staff and Marketing Officer for Xerox North America.

Michael J. Mancuso, 69, has been Vice President and Chief Financial Officer of Computer Sciences Corporation, a provider of information technology and business process outsourcing and information technology and professional services, since December 2008. He was previously Senior Vice President and Chief Financial Officer of General Dynamics Corporation, until June 2006. He joined General Dynamics in 1993 as Vice President and Chief Financial Officer for General Dynamics Land Systems, Inc., and was promoted to Vice President and Chief Financial Officer in 1994. Before joining General Dynamics, Mr. Mancuso spent seven years with United Technologies. His background also includes 21 years with General Electric. Mr. Mancuso is a director of the Shaw Group Inc. Within the past five years, Mr. Mancuso has also been a director of CACI International, Inc., and LSI Logic Corporation. Mr. Mancuso has been a director of SPX since 2005.

Mr. Mancuso contributes a strong understanding of finance and accounting to our Board. In addition, Mr. Mancuso provides insights on managing a rapidly growing company, garnered from his years at General Dynamics, and brings a broad business and operations perspective, gained in part during his 21 years with General Electric and from his operations management responsibility for General Dynamics' Resources group in aggregates and coal. Finally, Mr. Mancuso's knowledge stemming from his corporate-wide responsibilities for IT systems at General Dynamics, as well as his experience as CFO of CSC, is valuable when considering IT issues and initiatives.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board of Directors in the exercise of its responsibilities and may be amended by the Board of Directors from time to time. Our Corporate Governance Guidelines comply with the applicable requirements of the listing standards of the NYSE, and are available on our website (www.spx.com) under the heading Investor Relations—Corporate Governance.

Code of Business Conduct

        We have adopted a Code of Business Conduct that applies to all our directors, officers and employees, including our CEO and senior financial and accounting officers. Our Code of Business Conduct requires that each of our directors, officers and employees avoids conflicts of interest, complies with all laws and other legal requirements, conducts business in an honest and ethical manner and otherwise acts with integrity and in the best interest of our company and our stockholders. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. The Code of Business Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE and the requirement of a "Code of Ethics" as defined in the rules of the SEC. We maintain a current copy of our Code of Business Conduct, and will promptly post any amendments to or waivers of our Code of Business Conduct regarding our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spx.com) under the heading Investor Relations—Corporate Governance—Commitment to Compliance.

Director Independence

        Our Corporate Governance Guidelines state that a substantial majority of the Board of Directors will consist of directors who meet the independence requirements of the listing standards of the NYSE. Accordingly, on an annual basis, our Board of Directors reviews whether each of our directors is independent. The Board of Directors has adopted categorical Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spx.com), under the heading Investor Relations—Corporate Governance. Members of the Audit Committee, Compensation Committee and Nominating and Governance Committee must meet all applicable independence tests of the NYSE and SEC. Based on its most recent annual review, the Board of Directors has concluded that Mr. Campbell, Mr. Fullwood, Mr. Mancuso, Mr. Koch, Mr. Volanakis, and Ms. Wyrsch are independent as defined in our Independence Standards and the listing standards of the NYSE. The Board of Directors has concluded that Mr. Kearney and Mr. Lisenby are not independent as defined in our Independence Standards and the listing standards of the NYSE. The Board of Directors determined that Mr. Lisenby is not independent because he was an executive officer of Nucor Corporation at the time Mr. Kearney, our Chairman, President, and CEO, served on the Compensation Committee of Nucor. We are aware of no reason why Mr. Lisenby could not be determined to be independent beginning in January 2013, three years following his retirement from Nucor.

        The non-employee members of the Board of Directors meet in executive session without management at least six times per year. In addition, the non-employee members of the Board of Directors meet in executive session with the CEO and such other management as the Board of Directors deems appropriate on a regular basis. Meetings of non-employee directors are chaired by the Lead Director. Mr. Campbell is our current Lead Director.

Charitable Contributions

        It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

        From time to time, SPX may make contributions to charitable organizations for which a member of our Board of Directors or one of our executive officers serves as a director or officer. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of (a) $1 million or (b) 2% of the charitable organization's consolidated gross revenues.

Risk Oversight

        The full Board exercises risk oversight at SPX. Committees are designated to take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Governance Committee is primarily responsible for risk oversight relating to corporate governance. Committees report to the Board on risk management matters.

        Management presents to the full Board its view of the top risks facing SPX in a dedicated "enterprise risk management" presentation at least once a year. Matters such as risk appetite and management of risk are also discussed at this meeting. In addition, risk is explicitly addressed in a wide range of Board discussions, including those relating to Segment or business unit activities, specific corporate functions (such as treasury, intellectual property, tax, capital allocation, etc.), and consideration of extraordinary transactions. As part of these discussions, our directors ask questions, offer insights, and challenge management to continually improve its risk assessment and management. The Board has full access to management, as well as the ability to engage advisors, in order to assist it in its risk oversight role.

        In 2010, and again in 2011, we conducted an in-depth review of the risks associated with our incentive-based agreements and practices, and determined that the risks were in agreement with our risk appetite.

Communications with Directors

        Interested parties may communicate with any of our non-employee directors by writing to the director in care of our Corporate Secretary at our address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-employee director and will regularly provide the non-employee directors with a summary of all substantive communications.

Board Qualifications and Diversity

        The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. Neither the Board nor the Nominating and Governance Committee has set minimum requirements with respect to age, education or years of business experience or set specific required skill sets for directors, but the Committee requires that each director has a proven record of success and leadership. The Nominating and Governance Committee seeks to structure the Board of Directors such that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Committee has no set diversity policy or targets, but places what it believes to be appropriate emphasis on certain skills, experience, or background that it determines add or would add value to our Board. Knowledge of our industry and strategic perspective, as well as accounting expertise and experience on other Boards, are examples of attributes that our Board and the Nominating and Governance Committee consider to be key. The Nominating and Governance Committee also considers effective interaction among Board members and between the Board of Directors and management to be crucial factors in considering individuals for nomination.

        We believe that each director brings a wealth of experience, talent, and diverse perspective that, individually and in the aggregate, adds value to our company. As our Corporate Governance Guidelines state, our Nominating and Governance Committee, and ultimately our Board, selects individuals as director nominees based on the totality of their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest and willingness to devote the necessary time to Board duties. For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies, beginning on p. 6 of this proxy, as well as other publicly available documents discussing their careers and experiences.

Director Nominees

        The Nominating and Governance Committee is responsible for proposing director nominees and will consider director nominee recommendations offered by stockholders in accordance with our by-laws.

        At such times as the Board of Directors and the Nominating and Governance Committee determine there is a need to add or replace a director, the Nominating and Governance Committee identifies director candidates through references by its members, other directors, management, or outside search firms, if appropriate. Mr. Volanakis was originally recommended to the Nominating and Governance Committee as a potential director candidate by Mr. Fullwood.

        In considering individuals for nomination, the Nominating and Governance Committee consults with our Chairman, President, and CEO. A director's qualifications in meeting the criteria discussed above under "Board Qualifications and Diversity" are considered at least each time the director is re-nominated for Board membership. The Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

        Once the Nominating and Governance Committee identifies a director candidate, directors and members of management interview the candidate. Following that process, the Committee and the Board of Directors determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our by-laws require that any director appointed to the Board of Directors other than at an annual meeting of stockholders be submitted for election by our stockholders at the next annual meeting.

        If you wish to recommend a nominee for director for the 2013 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 3, 2013. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) a description of all arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (6) any other information regarding you, any beneficial owner, or the nominee that the rules of the SEC require to be included in a proxy statement; (7) the nominee's agreement to serve as a director if elected; and (8) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Director Election

        In uncontested elections, we elect directors by majority vote. Under this majority vote standard, each director must be elected by a majority of the votes cast with respect to that director, meaning that the number of shares voted "for" a director exceeds the number of shares voted "against" that director. In a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the SEC. This year's election is uncontested. Accordingly, the majority vote standard will apply.

        If a nominee already serving as a director were not elected at an annual meeting, Delaware law provides that the director would continue to serve on the Board as a "holdover director" until his or her successor is elected. Our Nominating and Governance Committee, however, has established procedures requiring directors to tender to the Board advance resignations. These procedures are set forth in our Corporate Governance Guidelines and provide that the Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following each annual meeting of stockholders at which they are elected or re-elected as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and (2) the Board accepts the resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.

        In the event a resignation is triggered as a result of a director not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Committee's recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of the certification of the election results. At the 2011 Annual Meeting, each director received a majority of the votes cast for his election.

Attendance at Annual Meeting

        It is our policy to invite all members of our Board of Directors to attend our Annual Meeting. While their attendance is not required, each of our directors serving at the time of our last Annual Meeting attended that Meeting. We expect all our directors to attend the 2012 Annual Meeting.

Compensation Advisor

        In September 2011, the Compensation Committee retained Pearl Meyer & Partners ("Pearl Meyer") as its sole independent compensation advisor, replacing Frederic W. Cook & Co. Inc. ("FW Cook"), which had served as the Committee's sole independent advisor since August 2010. Neither FW Cook nor Pearl Meyer provide any services to our company other than advice to and services for the Compensation Committee and the Nominating and Governance Committee relating to compensation of our executives and directors. The independent compensation advisor also may provide other consulting services to SPX, with approval from the Compensation Committee or Nominating and Governance Committee. The Compensation Committee reviews services provided by its independent compensation advisor and related fees on at least an annual basis.

        The independent compensation advisor:

  •
  provides competitive market data on compensation amounts and structure;

  •
  works with management on recommendations on compensation amounts and structure for all executive officers and directors other than the Chairman, President, and CEO;

  •
  presents to the Compensation Committee recommendations on compensation amounts and structure for the Chairman, President, and CEO;

  •
  presents to the Nominating and Governance Committee recommendations on compensation amounts and structure for the non-employee directors;

  •
  reviews and comments on management's recommendations relating to executive officer compensation;

  •
  recommends the list of peer companies against which we benchmark our executive officer and director compensation for approval by the Compensation Committee;

  •
  reviews proxy statement disclosures; and

  •
  advises the committees on regulatory, best practice, and other developments in the area of executive and director compensation.

        The Compensation Committee has directed the independent compensation advisor to collaborate with management, including our human resources function, to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the relevant Committee.

        The Compensation Committee has determined that the independent compensation advisor provides objective and competent advice. The following protocols are designed to help ensure objectivity:

  •
  The advisor reports directly to the Compensation Committee or, in the case of matters relating to director compensation, to the Nominating and Governance Committee;

  •
  Only the Compensation Committee or the Nominating and Governance Committee has the authority to retain or terminate the advisor; and

  •
  The advisor meets as needed with Committee members, without the presence of management.

Related-Party Transactions

        Pursuant to its charter and a written related-party policy, the Audit Committee is charged with reviewing and approving any related-party transactions. A related-party transaction is a transaction involving SPX and any of the following persons: a director, director nominee or executive officer of SPX; a holder of more than 5% of SPX common stock; or an immediate family member or person sharing the household of any of these persons. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our company, our company's rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to our company as would be the case were the transaction entered into with a third party, potential for an actual or apparent conflict of interest, and the extent of the related party's interest in the transaction. Our legal staff is primarily responsible for the development and implementation of procedures and controls to obtain information from our directors and officers relating to related-party transactions and then determining, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction. Currently, the only related-party transactions requiring disclosure are the interest-free loans made in 2001 to Messrs. Kearney, O'Leary and Foreman, as described in "Compensation Discussion and Analysis—2011 Compensation—Other Benefits and Perquisites," on p. 37.

        In the course of the Board of Directors' determination regarding the independence of each of the non-employee directors, the Audit Committee considered the following transactions, relationships or arrangements. Each of Mr. Koch, Mr. Mancuso, Ms. Wyrsch, Mr. Volanakis, and Mr. Lisenby is or within the last three years has been a director, officer, or beneficial owner of equity of a company that conducts business with SPX. In each case, the Audit Committee determined that the amount of sales to or purchases from the respective company was below the greater of $1 million per annum or two percent of the annual revenue of each of the other companies and SPX, and that, in each case, the director did not directly influence, nor did have a direct or indirect interest in, the transaction. In addition, the Audit Committee determined that none of these transactions presented an actual or apparent conflict of interest or adversely affected the director's independence. No member of our Board or management was aware of any relevant transactions other than those described in this section.

Board Leadership Structure

        Our Board has no fixed policy or position on whether the roles of Chairman and Chief Executive should be separate or combined, but rather makes leadership structure decisions such as this in consideration of then-current circumstances. Currently, Christopher J. Kearney is our CEO and President, and the Chairman of our Board. J. Kermit Campbell, a longtime member of our Board, is our Lead Director. The Lead Director is elected by and from the independent directors and has clearly delineated duties. These duties, as set forth in our Corporate Governance Guidelines, include acting as principal liaison between the independent directors and the Chairman and Chief Executive Officer, chairing meetings of independent directors, developing the Board's agendas in collaboration with the Chairman and Chief Executive Officer, and reviewing and advising on the quality of the information provided to the Board.

        We believe the leadership structure outlined above is best for our company and our stockholders at this time. The balance between our Chairman and our Lead Director has resulted in efficient leadership, and both Mr. Kearney and Mr. Campbell have effectively handled their roles. Furthermore, having a single leader for both the company and the Board minimizes the potential for confusion or duplication of efforts, and provides clear leadership and accountability for our company. We believe there is good communication between management and non-employee directors, and that our outside directors are able to carry out their oversight responsibilities effectively.

        The Lead Director's involvement in setting Board agendas and reviewing and commenting on information provided to the Board helps ensure an adequate flow of information to the Board. In addition, the small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. Our non-employee directors meet regularly in private session, without management, as part of our Board meetings and can also call additional meetings of the non-employee directors at their discretion.

Board Committees

        The Board of Directors met six times during 2011. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served during the period for which he or she served in 2011. Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spx.com) under the heading Investor Relations—Corporate Governance.

Audit Committee
Meetings in 2011:	Seven
Members:	Michael J. Mancuso, Chairman J. Kermit Campbell Emerson U. Fullwood Albert A. Koch Martha B. Wyrsch (since February 22, 2012)

The Board of Directors has determined that each member of the Audit Committee is independent in accordance with our Audit Committee charter and our Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that each member of the Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that Mr. Mancuso is an "audit committee financial expert" under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the NYSE.
Function:
The Audit Committee is responsible for ensuring the integrity of the financial information reported by our company. The Committee appoints the independent auditors, approves the scope of audits performed by them and by the internal audit staff, and reviews the results of those audits. The Committee also meets with management, the independent auditors and the internal audit staff to review audit and non-audit results, as well as financial, accounting and internal control matters. Additional information on the Committee and its activities is set forth in the Audit Committee Report on p. 66.

Compensation Committee
Meetings in 2011:	Seven
Members:	J. Kermit Campbell, Chairman Emerson U. Fullwood Albert A. Koch Peter Volanakis (since February 22, 2012)

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that the Committee meets the "outside director" and "non-employee director" requirements as defined, respectively, under Section 162(m) of the Internal Revenue Code and Section 16 under the Securities Exchange Act of 1934, as amended.
Function:
The Committee sets the compensation program for our executive officers, including executive employment agreements, restricted stock and restricted stock unit grants and other awards. The Committee receives input regarding compensation for all officers including proposed compensation, from its independent compensation advisor, as well as from our CEO for his direct reports. The Committee has delegated to our CEO the authority to issue up to an aggregate of 75,000 restricted shares or restricted stock units annually to persons other than Section 16 officers.

The Committee has the authority under its charter to retain, terminate and set fees and retention terms for such compensation advisors or other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee reviews outside advisors and consultants on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such advisors or consultants. The Committee has retained Pearl Meyer as its independent compensation advisor.

The Committee, together with the management-led Retirement and Welfare Plan Administrative Committee, exercises oversight over the investment performance and allocation, actuarial assumptions and funding practices of our pension, healthcare and defined contribution plans.

Additional information on the Committee, its activities, its relationship with its independent compensation advisor and management's role in setting compensation is set forth in "Compensation Discussion and Analysis," beginning on p. 25, and "Corporate Governance—Compensation Advisor," on p. 15.

Nominating and Governance Committee
Meetings in 2011:	Five
Members:	Emerson U. Fullwood, Chairman J. Kermit Campbell Martha B. Wyrsch

The Board of Directors has determined that each member of the Nominating and Governance Committee is independent in accordance with our Nominating and Governance Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE.
Function:
The Committee assists the Board of Directors in identifying qualified individuals to become Board members and recommending to the Board of Directors the director nominees; develops and recommends to the Board of Directors our Corporate Governance Guidelines; leads the Board of Directors in its annual review of the Board of Director's performance; makes recommendations to the Board of Directors regarding the compensation of non-employee directors; and makes recommendations to the Board of Directors with respect to the assignment of individual directors to various committees. The Committee also approves awards under the 2006 Non-Employee Directors' Stock Incentive Plan, subject to approval by the Board of Directors.

DIRECTOR COMPENSATION

        Directors who are SPX employees receive no compensation for their services as directors. We compensate non-employee directors under the SPX Corporation 1997 Non-Employee Directors' Compensation Plan (the "1997 Directors' Plan") and the SPX Corporation 2006 Non-Employee Directors' Stock Incentive Plan (the "2006 Directors' Plan").

Cash and Equity Compensation

        We compensate our non-employee directors using a combination of cash and equity. The Nominating and Governance Committee reviews non-employee director compensation from time to time.

        Non-employee director 2011 compensation remained at the same levels as 2010. The annual retainer was $90,000. No additional compensation was awarded for service as a member of any committee, service as chair of any committee or attendance at meetings. Our Lead Director received additional compensation for that role in the amount of $25,000. Mr. Kearney is our Chairman and receives no additional compensation for his service in that role.

        In addition to a cash retainer, each non-employee director receives grants of restricted stock. Each of the Nominating and Governance Committee and the Board of Directors believes that awarding equity grants subject to performance vesting helps ensure that our directors will continue to focus on improving both short-term and long-term stockholder value. Each director currently receives annual grants of 2,500 shares of restricted stock under the 2006 Directors' Plan. If the amendment and restatement of our 2002 Stock Compensation Plan, as described in Proposal No. 2 below, is approved by stockholders, future equity grants to directors may be made under that plan. The restricted stock shares have a three-year vesting period based on SPX stockholder return versus the S&P 500 index. On each vesting date, we compare SPX stockholder return to the performance of the S&P 500 index for the prior year and for the cumulative period since the date of the grant. If SPX outperforms the S&P 500 index for the prior year, the one-third portion of the grant associated with that year will vest. If SPX outperforms the S&P 500 index for the cumulative period, any unvested portion of the grant that was subject to vesting on or prior to the vesting date will vest. Shares of restricted stock that do not vest within the three-year vesting period in accordance with these performance requirements are forfeited.

        The third tranche of the 2009 stock award vested at the beginning of 2012 as a result of SPX's total stockholder return exceeding that of the S&P 500 index during the 2009 through 2011 measurement period. Neither of the other two tranches vested. The second tranche of the 2010 stock award did not vest because the S&P 500 index outperformed our company's stock in both the 2010 through 2011 and the 2011 measurement period. The first tranche of the 2011 stock award did not vest because the S&P 500 index outperformed our stock in 2011. Each of the tranches that did not vest will have at least one more opportunity to vest. The second tranche of the 2010 award will vest if our stock outperforms the S&P 500 index over the 2011 through 2012 measurement period, and the first tranche of the 2011 award will vest if our stock outperforms the S&P 500 index over either of the 2011 through 2012 or 2011 through 2013 measurement periods. Any tranche that does not vest as described above will be forfeited.

        Directors receive dividends on the unvested portion of their restricted stock for grants made prior to 2010. Beginning with the 2010 grant of restricted stock, any cash dividends paid with respect to any shares of restricted stock are deposited in the director's name in an escrow or similar account maintained by SPX Corporation for that purpose. These dividends are subject to the same time and performance restrictions as the shares of restricted stock to which they relate, and are payable only after the date the related shares of restricted stock vest. Dividends will be forfeited if the restricted stock on which those dividends were paid is forfeited. Dividends on the two tranches of stock that did not vest as described above were not paid, and will continue to accrue until the tranche vests or is forfeited.

Deferred Compensation Program for Non-Employee Directors

        The 1997 Directors' Plan provides that each non-employee director may defer up to 100% of his or her annual retainer. Our Lead Director may also defer up to 100% of the Lead Director payment. Amounts so deferred may be invested through a grantor trust in the form of share units or money credits deposited in one or more funds offered by the plan's trustee. The interest rate earned on the money credits is not above-market or preferential. We distribute amounts deferred pursuant to this program to each non-employee director in a lump sum payment at the earlier of age 70 or termination of his or her service as a director of SPX.

Other

        The SPX Foundation (the "Foundation") will make matching donations for qualified charitable contributions for any director up to a total of $20,000 per annum.

Stock Ownership Guidelines

        Non-employee director stock ownership guidelines are three times the annual retainer. Each director is requested to attain the desired level of ownership within five years of the date of appointment as a director. Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unexercised stock options and unvested performance-based stock grants are excluded.

        Once a director attains the desired level of share ownership, he or she shall continue to be considered in compliance with these guidelines even if the director later falls below the guideline if he or she retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted stock grants and vested restricted stock unit grants until he or she again meets or exceeds the guidelines.

        Each director was in compliance with these requirements as of March 9, 2012.

Director Compensation Table

        The following table summarizes the compensation of our directors who served during 2011. Mr. Kearney, our Chairman, President and CEO, receives no compensation in connection with his service as a director and, accordingly, is omitted from this table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

J. Kermit Campbell	$115,000	$143,925	$258,925

J. Michael Fitzpatrick (3)	$0	$0	$0

Emerson U. Fullwood	$90,000	$143,925	$233,925

Albert A. Koch	$90,000	$143,925	$233,925

Terry S. Lisenby	$90,000	$147,095	$237,095

Michael J. Mancuso	$90,000	$143,925	$233,925

Peter F. Volanakis (3)	$0	$0	$0

Martha B. Wyrsch	$90,000	$143,925	$233,925

(1)
Represents annual retainer of $90,000, the receipt of which the non-employee director may defer at his or her option. Mr. Campbell also received $25,000, representing the annual retainer for serving as Lead Director. No director elected to defer any income in 2011.

(2)
Stock awards are subject to performance vesting conditions, and the amounts reported in the above table were calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("Topic 718"), to reflect their grant date fair market value given vesting requirements. See note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K for the period ended December 31, 2011 for additional information regarding the calculation of these numbers.

Mr. Lisenby received 2,500 shares effective his date of appointment as a director, and the value of his shares accordingly differs from that of the other directors.

The value of the grant assuming automatic vesting (no performance requirement) for each director other than Mr. Lisenby was $179,325. The value of the grant assuming automatic vesting for Mr. Lisenby was $183,275.

All stock options held by directors have vested. Each of Mr. Campbell and Mr. Fullwood held 7,800 options on December 31, 2011. No other director holds options.

(3)
Mr. Volanakis was appointed at the end of the year, and Mr. Fitzpatrick resigned at the beginning of the year, and accordingly neither received any 2011 compensation.

OWNERSHIP OF COMMON STOCK

Directors and Officers

        The following table shows how much of our common stock the directors, named executive officers, and all officers and directors as a group beneficially owned as of March 9 2012. The "named executive officers" are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers who were serving as officers as of December 31, 2011, in addition to Mr. Powell, who left our company in August, 2011.

        Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors and officers as a group includes shares held in the SPX Corporation Retirement Savings and Stock Ownership Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

        The percent of SPX common stock owned is based on 51,432,651 shares outstanding as of March 9, 2012.

Directors and Named Executive Officers	Shares of Common Stock Owned	Options Exercisable Within 60 Days	Total	Percent of Class

J. Kermit Campbell (1)	23,877	7,800	31,677	*

Don Canterna	80,097	0	80,097	*

Robert B. Foreman	201,434	0	201,434	*

Emerson U. Fullwood	15,634	7,800	23,434	*

Christopher J. Kearney (2)	553,049	0	553,049	1.1%

Albert A. Koch	14,167	0	14,167	*

David A. Kowalski	87,179	0	87,179	*

Terry S. Lisenby	5,000	0	5,000	*

Michael J. Mancuso	14,167	0	14,167	*

Patrick J. O'Leary	237,097	0	237,097	*

Peter Volanakis	5,500	0	5,500	*

Martha B. Wyrsch	10,000	0	10,000	*

All directors and officers as a group (16 persons) (3)	1,518,586	15,600	1,534,186	2.98%

*
Less than 1.0.

(1)
Mr. Campbell has pledged 3,000 shares as security against a loan. Borrowings under the line of credit are not used for investing in securities.

(2)
Mr. Kearney holds 302,876 shares through a revocable trust of which he is the trustee and he and his family members are beneficiaries. These shares, together with other assets, are pledged against a personal line of credit that is not used for investing in securities.

(3)
Another officer has pledged 17,785 shares against a personal line of credit. Borrowings under the line of credit are not used for investing in securities.

Other Principal SPX Stockholders

        Set forth in the table below is information about beneficial owners of more than five percent of the issued and outstanding shares of our common stock. The percent of class held is based on 51,432,651 shares of our common stock outstanding on March 9, 2012.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class

BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	4,913,811	9.6%

Wells Fargo & Company (2) 420 Montgomery Street San Francisco, CA 94104	2,809,382	5.5%

(1)
Based on information provided in a Schedule 13G/A filed with the SEC on February 9, 2012 by BlackRock, Inc. and certain of its affiliated entities (collectively, the "BlackRock Entities"). The BlackRock Entities have sole voting power and sole dispositive power with respect to all the shares.

(2)
Based on information provided in a Schedule 13G/A filed with the SEC on January 24, 2012 by Wells Fargo & Company and certain of its affiliated entities (collectively, the "Wells Fargo Entities"). The Wells Fargo Entities have sole voting power with respect to 2,249,493 of the shares, shared voting power with respect to 341 of the shares, sole dispositive power with respect to 2,612,046 of the shares, and shared dispositive power with respect to 5,693 of the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that SPX's officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Overview

        Comparing our 2011 performance and our 2011 NEO pay realized illustrates the strong link between our pay and our performance. (See p. 26 for how we calculate "pay realized.") Due to mixed operating results and a decline in our stock price during 2011, pay realized by our named executive officers listed in the 2011 Summary Compensation Table on p. 41 (our "NEOs") dropped by more than 50% from 2010, as:

  •
  Our top three NEOs (the "Corporate NEOs") received no bonus

  •
  Mr. Kowalski and Mr. Canterna, our other continuing NEOs (the "Segment NEOs"), received bonuses substantially below target

  •
  Two-thirds of each NEO's eligible restricted stock awards failed to vest

        In contrast, for reasons we discuss below, total compensation reported in the 2011 Summary Compensation Table increased compared to 2010. We believe this dichotomy highlights the limitations in focusing solely on the Summary Compensation Table. Although that table is useful for comparing pay across companies, we do not believe it conveys a complete picture of our pay-for-performance approach to compensation, or the actual impact of that approach on pay realized by our NEOs. Rather, we believe a clearer picture emerges through understanding two key compensation components that differentiate us from many other companies, and tracking how our actual performance against our structure translates into pay realized.

  Key Pay-for-Performance Components

        We Must Outperform to Receive Equity Value:    Nearly all equity awarded to our NEOs is restricted stock that only vests if our stock outperforms the S&P 500 index. Unlike most of our peer group companies, we award no time-vested options and almost no time-vested stock to our NEOs. Any time-vested stock issued has been in connection with special awards. We believe this approach results in better alignment between NEO pay and shareholder interests.

        As a result of this approach, in years in which our stock does not outperform the S&P 500 index, the value of equity realized by our NEOs may be much less than the grant date value reported in the Summary Compensation Table. This was the case in 2011. We design the equity component of NEO pay with performance vesting in mind, so the amount of stock awarded is less meaningful to the NEO than the amount of stock that vests. The Five Year Pay-for-Performance discussion on p. 28 serves as an example of how this form of restricted stock grant helps ensure a close tie between our pay and performance.

        Continuous Improvement, Not Plan, Drives Bonuses:    Our bonus targets are not set against a business plan, but rather are set to drive continuous improvement by requiring year-over-year progress. In particular, margin metrics require improvement over the prior year. This can result, as it did in 2011, in little to no bonus being paid even though we perform largely as expected. We do this because we have structured our executive compensation program so that NEOs share in improvements alongside our investors.

  Pay Realized

        Pay realized is the salary and bonus reported for each year, plus the value of stock that vested at the beginning of the following year. We use this stock value because it relates directly to stock that vested based on our actual performance during the year and, for some tranches, prior periods. Accordingly, actual stock vesting is based on our performance during the year and relevant prior periods, unlike the value of stock awarded at the beginning of the year, which may or may not actually vest, as reported in the Summary Compensation Table.

        We believe this analysis becomes critical in years when some tranches of restricted stock fail to vest. As mentioned above, our equity awards are unusual in that substantially all equity awards only vest if we outperform the market. Accordingly, the numbers reported in the Summary Compensation Table, which are based solely on the value of stock awarded, may have little relation to the pay realized by our NEOs for the performance during the year. This is particularly true in years, such as 2011, where an underperforming stock price causes one or more tranches not to vest.

  Performance

        From a strategic perspective, the Company sharpened its focus on its core Flow Technology segment, completing key acquisitions, including Clyde Union. Operationally, management focused on LEAN processes, innovation, reducing our cost base, and disciplined capital allocation.

        Our financial results for 2011 were mixed as our Flow Technology and Test and Measurement segments experienced organic revenue growth and increases in segment income and margins, while our Thermal Equipment and Services and Industrial Products and Services segments had only minimal revenue growth and declines in segment income and margins. Operating results for 2011 were impacted favorably by growth across all the Flow Technology segment's end markets (i.e. food and beverage, power and energy, and general industrial) as well as increased demand from the automotive OEMs and aftermarket served by our Test and Measurement segment, largely driven by new vehicle introductions in the automotive market. Our Thermal Equipment and Services segment was impacted negatively by continued delay in investment in late cycle power markets in the United States and Europe and a significant decline in sales of high-margin dry cooling products in China. The average price of power transformers shipped within our Industrial Products and Services segment generally remained at depressed levels, impacting recovery in that segment.

        We continue to believe that we are well-positioned in key end markets and continue to focus on operational improvements and innovation. For those reasons and because we see signs of improvement in some of our late-cycle markets, we expect improved results in 2012, on a comparable basis.

        Our stock price increased by more than 25% from January 1 through March 9, 2012 (our Annual Meeting record date), significantly outperforming the market and the S&P 500 index over that period. We believe this is, in part, due to the operational and strategic actions executed by our management in 2011, including the Clyde Union acquisition and work in preparation for the pending sale of our Service Solutions business. These actions were part of our effort to narrow our focus on our Flow Technology segment.

2011 Pay

        Although, as noted above, total compensation reported in the 2011 Summary Compensation Table increased from 2010, pay realized dropped by more than 50% from 2010, and was about a quarter of the pay realized for the peak year of 2007. The most significant drivers of 2011 NEO pay are described below.

Pay Decisions and Results	Rationale/Cause

Bonuses

The Corporate NEOs received no bonus. The Segment NEOs received bonuses substantially below target.
At the beginning of 2011, our business plan projected that bonuses would be substantially below target because we did not project margin expansion for the reasons discussed under "Performance" above. The lack of margin expansion during the year led to no or substantially reduced bonuses, in line with our philosophy that management bonuses are paid only in the event of improvement in our financial results over the prior year.

Stock Compensation

Only one of three eligible tranches of restricted stock vested.	Under our stock compensation plan, virtually all stock grants to NEOs are subject to performance vesting. Our stock underperformed the S&P 500 index for two of the three measurement periods, causing two tranches of restricted stock not to vest.
Mr. Kearney received an increase in restricted shares awarded, from 90,000 to 100,000.
Mr. Kearney's share grant was reduced from 100,000 to 90,000 in 2008, as the Committee reduced the number of shares awarded to him and certain other employees to offset the magnitude of the increase in the price of our stock during 2007 and the resulting projected higher cost of stock awards to our company. At the beginning of 2011, in light of the lower market value of our stock as compared to 2007 and an assessment of Mr. Kearney's pay versus the market, the Committee reversed Mr. Kearney's prior reduction.

Salary

After two years of no or minimal raises, NEOs received salary increases at an average of 3.6%.	The salary increases were in line with the market and increases granted to our employees generally, and were designed to keep salary competitive.

Pensions

A significant portion of the compensation of our most senior NEOs reported in the 2011 Summary Compensation Table was pension accrual. These accruals were required based on agreements we entered into with these NEOs when pensions were generally more generous than they are today. We have not	Focusing on our CEO as an example, nearly half of Mr. Kearney's compensation as reported in the Summary Compensation Table over the last three years was due to pension accrual. Mr. Kearney is one of our longest-serving officers, and has been a participant in the pension plan since 1997. We design our pensions to be competitive at the time we enter into an agreement with an officer, as reflected in lower pension benefits available to newer officers, who were hired under different competitive circumstances.
materially amended these agreements since we entered into them, but we have provided fewer pension benefits for other NEOs under newer agreements.	A significant portion of the change in pension values in recent years has been due to the impact of declining interest rates on pension accrual calculations.

  Five Year Pay-For-Performance

        Overview—The below tables graphically demonstrates our close link between pay and performance by comparing, for the past five years, pay realized by our CEO, and also our three most highly compensated NEOs (including our CEO), each against the stock price at the end of each year.

5-Year Pay Realized Versus Performance

CEO	Top Three NEOs

  •
  2007:  Pay realized was higher than in the following years because (1) all eligible tranches of restricted stock vested, (2) the stock price at the end of 2007 was higher than in subsequent years, and (3) bonuses were paid at 200% of target due to strong operating results that exceeded our pay-for-performance targets.

  •
  2008:  Bonuses remained high, as 2008 was our best operating year ever; however, a significant decline in the value of our stock in the latter part of the year reduced the value of the stock that vested. Additionally one tranche of restricted stock failed to vest, as our stock price declined more than the S&P 500 index. As a result, pay realized was halved from the prior year.

  •
  2009:  All tranches of restricted stock vested, other than the tranche that failed to vest in 2008, but a decline in bonuses, resulting from a margin contraction, offset the increase in the value of the vesting stock. The margin contraction generally reflected the cyclical downturn of certain power infrastructure businesses.

  •
  2010:  Pay realized increased primarily as a result of a higher year-end stock price, and bonuses remained relatively flat as compared to the prior year. The tranche that failed to vest in 2008 was forfeited. This lost value was not reflected in the Summary Compensation Table for 2010 or any other year.

  •
  2011:  Pay realized was less than half of that in any of the prior years, and was about a quarter of that for 2007, as (1) our Corporate NEOs, including our CEO, received no bonuses, (2) only one tranche of restricted stock vested, and (3) the value of the stock that did vest declined along with our stock price.

  A Note on 2012:

    Our stock price increased by over 25% from January 1 through March 9, in part, we believe, because of actions taken by management during 2011.

  •
  Summary:  Our NEOs are well rewarded when, as in 2007, our stock price and operating performance both show strength. Pay realized is significantly less in years when restricted stock fails to vest, as was the case in 2008, or we fail to clear one or more of our rigorous pay-for-performance hurdles, as reflected in 2009 and 2010. Finally, for years such as 2011, where our stock price fails to outperform the market and we do not meet our continuous improvement operating targets, our NEOs realize little or no bonus or stock vesting.

Our Pay Practices

  Practices We Follow

        Pay for Performance—We tie pay to performance. The great majority of executive pay is not guaranteed. As illustrated in 2011, our bonuses demand improvement over the prior year to meet target, and nearly all our equity awards to NEOs do not vest unless we outperform the S&P 500 index.

        Reasonable Perquisites—In recent years we have reduced perquisites.

        Independent Compensation Consultant—The Committee retained Pearl Meyer & Partners ("Pearl Meyer") as its compensation consultant. Pearl Meyer works directly for the Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of the Committee, work with management on executive officer and director compensation design.

        Review Tally Sheets—We review compensation tally sheets for our NEOs at least annually.

        Mitigate Undue Risk—We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

        Stringent Share Ownership Guidelines—We have a stringent share ownership policy, with which all NEOs are in compliance.

  Practices We Avoid

        New 280G Excise Tax Gross-Ups—Since 2005, we have not entered into contracts with officers that include Section 280G excise tax gross-ups.

        Hedging—We do not permit our employees, including our NEOs, to hedge against fluctuations in our stock value or engage in short sales relating to our stock.

        Other Practices We Avoid—As in prior years, we have avoided:

  •
  multi-year guarantees for salary increases,

  •
  non-performance based bonuses,

  •
  inclusion of long-term equity awards in the pension calculation,

  •
  bonus payouts without justifiable performance linkage or proper disclosure,

  •
  discretionary bonuses, and

  •
  performance goals that are too low or based on negative earnings.

Notes

        The discussion of performance targets in "Compensation Discussion and Analysis" is exclusively in the context of executive compensation, and you should not use these targets for any other purpose, or regard them as an indication of management's expectations of future results.

        References to "bonuses" are to performance-based payments reflected as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on p. 41.

        Changes in year-on-year compensation generally exclude information relating to Mr. Powell, because he has not appeared as an NEO in prior years, and accordingly, we are not reporting prior years' information, as permitted by SEC rules. Additionally, we exclude Mr. Powell from the pay-for-performance discussion, because a significant portion of his compensation was in connection with his separation agreement. We report five-year data for Messrs. Kearney, O'Leary, and Foreman only, because they are the only individuals for whom we have reported compensation in each of the relevant years.

Executive Compensation Philosophy

        We follow these guiding principles when designing and setting compensation for our NEOs:

  •
  Compensation Should Reward Performance

  •
  Compensation Should Align the Interests of our NEOs with those of our Long-Term Stockholders

  •
  Compensation Should Support our Business and Human Capital Strategies

  •
  Compensation Should Attract, Motivate and Retain Quality NEOs

Executive Compensation Practices

        We tailor compensation to the business and competitive environment because our success depends on our ability to attract and retain experienced and proven leaders and to motivate them to deliver superior results.

        At SPX, the proportion of pay that is incentive-based increases along with responsibility and authority. For our senior-level management, and in particular for our NEOs, a significant majority of direct compensation (which we define as salary, bonus, and stock awards) is incentive-based. The charts below show the direct compensation awarded to our CEO and all other NEOs in 2011, based on the values as reported in the Summary Compensation Table. Bonuses and stock awards represent the incentive-based portion of compensation.

CEO Compensation	Other NEO Compensation

        For 2011, 85% of our CEO's, and over 70% of our other NEOs', direct compensation was linked to performance. This percentage is typically higher, but was reduced this year because our Corporate NEOs received no bonus and our Segment NEOs received bonuses at significantly less than target. Mr. Powell was not included in the chart because his compensation includes his termination benefits, and thus does not reflect the split in pay that would have been shown if he were to have continued as an officer until the end of the year.

        Bonuses are based on operating performance. Equity grants are designed to reward increased stock price and aid in retention. We design both cash bonuses and stock awards to align employee interests with those of our stockholders. We also offer each NEO perquisites and post-employment benefits.

        In September 2011, the Compensation Committee retained Pearl Meyer as its sole independent compensation advisor, replacing Frederic W. Cook & Co. Inc. ("FW Cook"), which had served as the Committee's sole outside advisor since August 2010. The independent compensation advisor advises on all aspects of executive officer and director compensation. For more information, see "Corporate Governance—Compensation Advisor," on p. 15.

        The most significant aspects of management's role in the compensation-setting process are as follows:

  •
  Our human resources, finance and legal departments prepare materials for the Committee, as does the Committee's independent compensation advisor.

  •
  Our CEO provides his evaluation of the performance of, and offers recommendations regarding salary levels, bonus targets and stock awards for, each of the other NEOs.

  •
  Management prepares and recommends business performance targets and objectives.

        Our NEOs are judged primarily on company performance. Additional, subjective, assessments are made, including direct assessments of performance, formal talent assessment reviews, and adherence to our values. Our CEO and our human resources department use these assessments to develop compensation recommendations for our NEOs other than the CEO. These recommendations are reviewed with the Committee's independent compensation advisor and then shared with the Committee. The Committee establishes and approves all elements of compensation for our Chairman, President and CEO based on input from and conversations with management and the Committee's independent compensation advisor, as well as its own assessments.

        The Committee's independent compensation advisor recommends the list of peer companies against which we benchmark our executive officer and director compensation. The companies selected are industrial manufacturing companies from the Capital Goods sector, with most also being in the Industrial Machinery industry group, each as classified by Standard and Poors. The companies as a group are similar to SPX in size and other characteristics and are typically companies against which we compete for talent. Factors considered in determining the peer group include revenues, as well as market capitalization, total assets, and employee count. The following companies composed the peer group for 2011:

• Carlisle Cos, Inc.	• Flowserve Corp.	• Rockwell Automation
• Cooper Industries, Ltd.	• Harsco Corp.	• Roper Industries
• Crane Co.	• Ingersoll-Rand Co. Ltd.	• Textron, Inc.
• Cummins Inc.	• ITT Corp.	• Timken Co.
• Danaher Corp.	• Parker-Hannifin Corp.
• Dover Corp.	• Pentair, Inc.

This list was unchanged from 2010.

        The Towers Watson 2010 General Industry Executive Compensation Database provided market data for comparably sized companies across a large number of general industrial and manufacturing companies and was used to supplement the peer group data. The independent compensation advisor used regression analysis to adjust data in these surveys to appropriately reflect officer compensation at companies with revenues similar to SPX.

        We do not directly tie the compensation of our NEOs to levels offered at other companies. We consider competitive compensation practices by other companies as reference points (i.e., between the 50th and 75th percentile of peer companies) that the Committee may use for comparative purposes. We do not target specific benchmark percentiles, however, and the comparative analysis is just one of several tools we use to set compensation. We award compensation outside the target levels for reasons that may include market forces, company or individual performance, length of service, existing contractual obligations, and differing levels of responsibility and value created by officers with the same or similar title.

        In addition to its regular on-going review, the Committee reviewed the entire executive officer compensation structure in 2009, with a particular focus on long-term incentive plan design, retirement benefits, bonus structure, and perquisites. As part of this review, all non-employee directors (not just Committee members) and the independent compensation advisor engaged in a half-day review of executive compensation, followed by several meetings of the Committee. Compensation changes discussed in this proxy statement resulted, in part, from these discussions.

2011 Compensation

Base Salary

        Base salary is designed to offer competitive base income. In setting base salary, we consider the salary and total compensation market data in the context of the NEO's role and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to SPX results.

        After two years of flat salaries, we increased NEO salaries at an average of 3.6% at the beginning of the year, in line with our view of increases at peer companies, based on market survey data, and also in line with increases granted to our other employees,. Each NEO other than Mr. Kowalski received an increase of approximately 3.0%. Mr. Kowalski received a 5.6% increase at the beginning of year for market adjustment reasons, and received a further 5.3% increase in salary during the course of the year in recognition of his increased responsibilities as he took over leadership of our Industrial Products and Services Segment.

        Salary changes for officers are generally effective in April.

Bonuses

  Targets

        We set target bonus at a percentage of salary. The percentage generally increases along with the responsibility and authority of the employee, thereby ensuring that those most able to impact our company performance have the greatest percentage of their total compensation tied to our company's performance.

        NEO target bonuses were unchanged for 2011, with targets of 130% of salary for our CEO, 100% of salary for our Executive Vice Presidents and 80% of salary for our other NEOs.

  2011 Bonus Awards

        We pay our executive officers bonuses under our Executive Annual Bonus Plan (the "162(m) Plan"). The Committee establishes performance measures under the 162(m) Plan, and retains discretion to determine the actual bonus payments. In 2011, the 162(m) Plan performance goal was met.

        In 2011, we continued our practice of paying our executive officers, including our NEOs, no more than they would have earned had they been subject to the Executive Bonus Plan (the plan under which bonuses are determined for all senior employees other than executive officers). In other words, even though the NEOs would have qualified for maximum bonuses under the 162(m) Plan, the Committee exercised negative discretion to reduce bonuses for NEOs to the amount they would have earned under the Executive Bonus Plan.

        The Executive Bonus Plan pays bonuses equal to 0% to 200% of target bonus by reference to one or more matrices. The bonus target for each Corporate NEO was based entirely on the corporate matrix. Each of Mr. Kowalski's and Mr. Canterna's bonus was based in equal parts on the matrices for corporate and their respective Segment, consistent with the manner in which other senior Segment employees were awarded bonuses. In the case of Mr. Kowalski, he received the greater of the bonus for the Test and Measurement Segment and the Industrial Products and Services Segment, because he took over leadership of the Industrial Products and Services Segment mid-way through the year. Mr. Kowalski was ultimately paid under the Test and Measurement Segment matrix.

        The chart below shows the 2011 threshold, target, and stretch goals for each of the corporate, Test and Measurement Segment and Flow Technology Segment matrices.

Metric ($ Millions)	Threshold	Target	Stretch

Corporate

Bonus Operating Margin	8.73%	9.23%	9.73%

Bonus Free Cash Flow	$183	$223	$263

Test and Measurement Segment

Bonus Operating Income	$82.589	$118.200	$154.125

Bonus Free Cash Flow Conversion	80%	100%	120%

Flow Technology Segment

Bonus Operating Income	$217.372	$256.600	$310.315

Bonus Free Cash Flow Conversion	80%	100%	120%

        The threshold for at least one metric must be met in order for any bonus to be paid. A maximum of 50% of target bonus would be awarded if only one metric's stretch goal was met, while up to 200% of target bonus would be awarded if both stretch goals were met.

        Our corporate results in 2011 under our Executive Bonus Plan were Bonus Operating Margin of 8.38% and Bonus Free Cash Flow of $158 million. As a result, we did not meet the minimum requirement for payment under either metric, and Corporate NEOs received no bonus.

        The Test and Measurement Segment delivered $112.445 million in Bonus Operating Income and 96.1% Bonus Free Cash Flow Conversion, resulting in a bonus of 91.1% of target. As a result, Mr. Kowalski received a bonus payment equal to 45.6% of his target bonus.

        The Flow Technology Segment delivered $268.688 million in Bonus Operating Income and 76.6% Bonus Free Cash Flow Conversion, resulting in a bonus of 30.6% of target. As a result, Mr. Canterna received a bonus payment equal to 15.3% of his target bonus.

        Mr. Powell's bonus was driven by the terms of his employment agreement covering termination, pursuant to which he was entitled to receive the greater of the actual bonus for the prior year or the average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in 2011, based on the performance level actually attained, exceeded the greater of the actual bonus for the prior year or the average for the three prior years. Based on this formula, Mr. Powell's bonus payout was equivalent to the average annual bonus paid for the three bonus plan years preceding 2011.

  2011 Metrics

        Both corporate and Segment employees are measured on improvements in operating results and free cash flow performance. For 2011, at the corporate level, Bonus Operating Margin was the operating results metric. Each of the Test and Measurement Segment's and Flow Technology Segment's operating results metric were Bonus Operating Income. The 2011 cash flow metrics were Bonus Free Cash Flow for corporate, and Bonus Free Cash Flow Conversion for the Segments. Combined, these metrics are designed to reward improving performance by managing expenses and encouraging focus on quality of earnings and the efficient use of capital. Further, these metrics align with our public communications and internal business goals. We believe they are transparent, understandable and consistent with compensation plans at other industrial companies.

        Bonus Operating Margin represents adjusted operating income divided by net revenues, and adjusted operating income represents operating income excluding stock-based compensation expense, pension expense or income, goodwill and other asset impairments, certain profits or losses on acquisitions or dispositions, certain litigation reserves and settlements, and other similar items, subject to Committee approval. Bonus Operating Income for the Test and Measurement Segment represents operating income, excluding minority interest (if applicable) and amounts accrued for bonuses. We do not generally exclude the effects of restructuring actions when calculating Bonus Operating Income, except that we do exclude any restructuring charges associated with the integration of newly acquired businesses incurred within the first 12 to 18 months after acquisition.

        In addition to the above, we excluded costs associated with the establishment of the European Shared Services Center and costs related to certain research and development from the calculation of each Segment's bonus. We excluded costs associated with the establishment of the European Shared Services Center because this is a corporate-led initiative and, under our structure, financial payback responsibility is at the corporate level. The elimination of costs associated with certain research and development related to our corporate-led innovation initiative. Under this initiative, corporate-level management provided certain incentives to encourage the rapid development of what it deems to be the most promising research and development projects, representing a small portion of our total research and development projects and spending. These incentives included, for bonus calculation purposes, deferring development costs for selected innovations, and amortizing development costs in a manner designed to track successful commercialization of the projects. Costs associated with the European Shared Services Center and the innovation initiative are not excluded from calculation of the corporate metrics.

        For the corporate metric, Bonus Free Cash Flow represents Bonus Operating Cash Flow less capital expenditures. Bonus Operating Cash Flow for corporate was operating cash flow from continuing operations, plus or minus an adjustment to reflect payment of accounts payable on a normalized basis, certain litigation settlements, pension funding requirements in excess of or less then pension expense, certain operating cash performance associated with acquisitions or dispositions, and other similar items, subject to Committee approval.

        For each of the Test & Measurement Segment and Flow Technology Segment, Bonus Cash Flow Conversion represents Bonus Free Cash Flow divided by Segment Income. Bonus Free Cash Flow for each Segment represents Bonus Operating Cash Flow less capital expenditures. For each Segment, the Bonus Operating Cash Flow metric was operating income, plus depreciation and amortization, plus or minus an adjustment to reflect payment of accounts payable on a normalized basis, plus or minus changes in working capital, but excluding the change in amounts accrued for bonuses, and other similar items, subject to Committee approval. The excluded items were designed to eliminate factors beyond the control of company employees in the measurement year, focusing employees, including NEOs, on controllable operating performance, and to eliminate possible disincentives to act in the best interest of our stockholders. For example, the disposition of a non-core business may be expected to have long-term benefits, but the loss of profits and cash flow from the business may have the impact of reducing bonuses in the year in which the business was sold. In addition, spending associated with the European Shared Services Center and the innovation initiative were excluded from the Segment calculation for reasons cited above. Spending associated with the European Shared Services Center and the innovation initiative were not excluded from the calculation of the corporate metrics.

Equity-Based Awards

        We award annual grants of equity with performance vesting thresholds to eligible SPX employees, including NEOs, pursuant to our 2002 Stock Compensation Plan. We design equity grants to promote long-term stock ownership and expose senior-level management to the risks and rewards faced by our long-term stockholders. Because equity awarded to NEOs generally vests over three years, and generally vests only if the total return of our stock outperforms the S&P 500 index, it also has significant employee retention value and continues to tie the interests of our NEOs to those of our stockholders even after it is awarded. We believe that these principles are so important, and so well-served by stock awards, that grants of restricted stock are the most significant component of our NEOs' direct compensation.

        Annual grants of equity usually have three tranches. The tranches vest in equal amounts over three years, but only if SPX total stockholder return exceeds the S&P 500 index for the prior year or for the cumulative period since the grant date. If the first or second tranche fails to vest, it may vest in a later year if our total stockholder return exceeds that of the S&P 500 index for the period since the grant date. Any tranche that does not vest within three years is forfeited.

        The third tranche of the 2009 stock award vested at the beginning of 2012 as a result of SPX's total stockholder return exceeding that of the S&P 500 index during the 2009 through 2011 measurement period. Neither of the other two tranches vested. The second tranche of the 2010 stock award did not vest because the S&P 500 index outperformed our company's stock in both the 2010 through 2011 and the 2011 measurement period. The first tranche of the 2011 stock award did not vest because the S&P 500 index outperformed our stock in 2011. Each of the tranches that did not vest will have at least one more opportunity to vest. The second tranche of the 2010 award will vest if our stock outperforms the S&P 500 index over the 2011 through 2012 measurement period, and the first tranche of the 2011 award will vest if our stock outperforms the S&P 500 index over either of the 2011 through 2012 or 2011 through 2013 measurement periods. Any tranche that does not vest as described above will be forfeited.

        Our practice has been to award stock based primarily on number of shares rather than share value because we believe this rewards excellent performance as reflected in increasing stock price by increasing the value of shares awarded and reduces compensation in times of declining stock price by reducing the value of shares awarded.

        Mr. Kearney received an increase in shares awarded, from 90,000 in 2010 to 100,000 in 2011. Mr. Kearney's share grant was reduced from 100,000 to 90,000 in 2008, as the Committee reduced the number of shares awarded to him and certain other employees to offset the magnitude of the increase in the price of our stock during 2007 and the resulting projected cost of stock awards to our company. At the beginning of 2011, in light of the lower market value of our stock as compared to 2007, the Committee reversed Mr. Kearney's reduction. Each of Mr. O'Leary and Mr. Foreman was awarded 31,500 shares, and each of Mr. Canterna and Mr. Kowalski was awarded 17,500 shares. In addition to his above-referenced annual grant, we granted 3,000 shares to Mr. Canterna in 2011, for retention reasons. This additional grant will vest three years following the grant date if

Mr. Canterna is still employed by our company at that time. Due to our stock price increasing in 2010, the value of equity awarded to our NEOs in 2011 as reported in the Summary Compensation Table increased significantly from 2010, even though the number of shares awarded remained unchanged for most NEOs.

        On awards granted prior to 2010 we pay dividends on all unvested restricted stock to the extent dividends are paid on SPX common stock. Beginning with the 2010 grant of equity, any cash dividends with respect to any shares of unvested restricted stock are deposited in the NEO's name in an escrow or similar account maintained by SPX for that purpose. These dividends are received by the NEO only if and when the related shares of equity vest. Dividends are forfeited if the equity on which those dividends were paid is forfeited.

        In the event of retirement, termination by SPX without cause or voluntary termination by the executive for good reason, unvested restricted stock will remain subject to the original performance requirements and vesting schedule.

Equity Grants Practices

        We conduct a full review of executive compensation at least annually. In 2010 and 2011, stock awards were reviewed in February. Restricted stock was granted on the first trading day in March. In 2012, stock awards were granted on the first trading day of the year after having been approved late in the prior year. Each tranche of stock vests one, two, or three years after the date of its grant, based on the annual vesting criteria described above.

        The Committee also may make, and in the past has made, special grants during the course of the year, primarily for new hires, for promotions, to retain valued employees or to reward exceptional performance. These special grants may be subject to performance or time vesting, and are issued on the date of grant or upon a date certain following the grant date, such as the date on which a new hire commences employment.

        The Committee has delegated authority to our Chairman, President and CEO to grant a limited number of stock awards to employees other than Section 16 officers. These awards may be subject to performance or time vesting and may not exceed 15,000 shares to any person at one time or more than 75,000 shares in the aggregate per fiscal year. The Committee reviews grants made pursuant to this authority at least annually.

        We have not granted stock options to any employee since 2003.

Total Current Compensation

        Our review of peer group data, prepared by our independent compensation advisor, indicates that target direct compensation for each of our NEOs is positioned between the 50th and 75th percentile of comparable officers at our peer companies in 2011.

Other Benefits and Perquisites

        We believe the perquisites and benefits we offer are cost effective, in that the value placed on them by our executives is higher than our actual costs to provide the benefits. We provide these benefits to attract and retain executives in a competitive marketplace, and believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies. See the Summary Compensation Table and accompanying footnotes for a full listing of other benefits and perquisites.

        In connection with the relocation of our headquarters to Charlotte, North Carolina in 2002, all our then-employees who relocated, including Messrs. Kearney, O'Leary and Foreman, were eligible to receive interest-free, 20-year relocation loans to finance the purchase of a principal residence. Each of Mr. Kearney, Mr. O'Leary and Mr. Foreman received loans in the amount of $1.5 million (which in each case remains the outstanding balance), secured by a mortgage on the related residence. Employees, including the NEOs, are required to repay the loan if they cease to be employed by us, sell the residence, change their principal residence, or are transferred from the corporate headquarters. The loan will be forgiven in the event of death, disability or a change in control.

        Our CEO may utilize our aircraft for personal travel for himself and his family. Other NEOs may be permitted personal use of our aircraft for themselves and their families if approved by our CEO. This benefit enhances security for our officers and allows them to devote more time to SPX business. We eliminated gross up payments relating to taxes paid by our CEO for his personal travel in 2010, and now all our NEOs pay their own taxes incurred in connection with personal travel.

        Beginning in 2010, we also eliminated tax gross-ups on our reimbursement of country club dues and personal financial planning fees.

Retirement and Deferred Compensation Plans

        The NEOs participate in the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"). Some of the NEOs are also participants in the SPX Corporation Individual Account Retirement Plan (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan (the "SIARP").

        There were no changes to the pension plan benefits or terms for NEOs for 2011.

        We believe the executive retirement program plays a key role in attracting and retaining executive talent. The TMP is the most significant element of this program, and has been in place since October 22, 1985. Mr. Kearney, Mr. O'Leary and Mr. Foreman, our longer-serving NEOs, have credited service in the TMP since 1997, 1996 and 1999, respectively. In 2005, in response to changing practices in connection with retirement agreements, we reduced benefits provided by the TMP for participants who became officers on or after August 24, 2005. These changes include a reduced benefit, longer accrual period, higher early retirement age and reduction factor, and a 50% survivorship benefit. Our practice is to honor contracts providing benefits to our officers. For this reason, and in recognition of the significant efforts made and results achieved by our then-existing officers, we did not request that officers hired or elevated prior to August 24, 2005 agree to a reduction in their TMP benefits. The Summary Compensation Table for 2011 on p. 41 and the Pension Benefits table on p. 49, and their accompanying footnotes, provide further information concerning the annual increase in benefit value, accrued benefits and other terms of the TMP, IARP and SIARP. Retirement benefits payable upon a NEO's termination of employment are quantified and described in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 53.

        NEOs and other senior-level management are eligible to participate in the SPX Corporation Retirement Savings and Stock Ownership Plan (the "401(k) Plan") and the SPX Corporation Supplemental Retirement Savings Plan (the "SRSP"), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses. See the Nonqualified Deferred Compensation in 2011 table and accompanying narrative and footnotes, beginning on p. 50, for more information on these plans.

        We do not typically alter retirement benefits under existing contracts, and a significant portion of year-to-year fluctuations is due to changes in accounting treatments, life changes on the part of

NEOs, or changes in interest rates. Accordingly, we believe that fluctuations in the rate of increase of this benefit are of limited use when considering the year-to-year fluctuations in value of the compensation of our NEOs.

Termination and Change-in-Control Provisions

        We design termination and change-in-control contractual provisions to be competitive at the time we enter into new agreements. As a result, our agreements change over time, with newer agreements generally offering reduced payments and increased vesting obligations.

        Our severance arrangements are also designed to protect stockholder interests by stabilizing management during periods of uncertainty. Severance arrangements have unique characteristics and value. For example, it may be necessary to offer severance agreements to prospective executives who forego significant bonuses and stock awards at the companies they are leaving or who face relocation expenses and family disruption in order to accept employment with us. Generally, executives are more willing to accept these risks and costs if they are protected in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often assign significant value to severance agreements because they provide compensation for lost professional opportunities in the event of a change in control.

        Severance agreements also can be a powerful tool to discourage entrenchment of management, in that severance agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company. Because our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ, from pay for performance, and because severance agreements represent a contractual obligation of our company, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements. Decisions relating to other elements of compensation have, however, impacted potential obligations upon certain termination events, particularly termination upon change in control.

        In the case of a change in control, the NEOs become immediately vested in all previously granted unvested SPX restricted stock, including shares subject to performance vesting. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change in control. We also believe that vesting upon a change in control without termination ("single trigger" treatment) is appropriate because it:

  •
  was the prevalent approach among our peer companies at the time the agreements were entered into, and therefore supported the competitiveness of our stock awards and total compensation;

  •
  provides greater certainty as to how outstanding awards would be treated after a change in control; and

  •
  helps ensure that all employees are treated equitably with respect to outstanding equity grants regardless of what happens to their employment status as a result of the change in control.

        Termination and Change-in-Control Agreements are further discussed and quantified in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 53.

Say on Pay Vote

        We conducted our first advisory vote on executive compensation last year at our 2011 Annual Meeting. While this vote was not binding, we value the opinions of our stockholders and the Committee gives weight to your concerns as it evaluates officer pay.

        At the 2011 Annual Meeting, more than 79% of the votes cast on the advisory vote on our executive compensation were in favor of our NEO pay as disclosed in the proxy statement. The Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary during 2011 based on the vote results. Nevertheless, we regularly review our pay practices to determine if changes would build upon our strong compensation governance framework and pay-for-performance philosophy.

        We have determined that our stockholders should vote on a say-on-pay proposal each year, consistent with the preference expressed at our 2011 Annual Meeting. Accordingly, our board of directors recommends that you vote FOR Proposal 3 at the Annual Meeting. For more information, see "Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers," beginning on p. 73.

Stock Ownership Guidelines

        We set stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by senior executives to align their financial interests with those of stockholders. The guidelines are:

Chief Executive Officer	500% of salary
Chief Operating Officer	400% of salary
Other Executive Officers	300% of salary
Other executives designated by the Committee	100% - 200% of salary

        Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unexercised stock options and unvested performance-based stock grants are excluded. Officers are asked to attain the desired level of stock ownership within five years of becoming an officer.

        Once an NEO attains the desired level of share ownership, he or she shall continue to be considered in compliance with these guidelines even if the NEO later falls below the guideline if the NEO retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted stock grants and vested restricted stock unit grants until he or she again meets or exceeds the guidelines.

        Each NEO was in compliance with these requirements as of March 9, 2012.

Policy on Hedging

        No SPX employee may trade in derivative securities relating to SPX securities, such as put and call options or forward transactions.

Tax Matters

        We seek to structure executive compensation in a tax efficient manner, and review compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code. To maintain flexibility in structuring executive compensation to achieve its goals and compensation philosophy, the Committee has not adopted a policy requiring all compensation to be tax deductible.

        To offset the effect of some taxes in the case of termination following a change in control, we have agreed to make "gross-up" payments, designed to reimburse an NEO for taxes imposed as a result of payments by us. In this way, the executive retains the same amount that he would have retained had the excise tax not been imposed. We provide for these payments because they allow an executive to recognize the full intended economic benefit.

Impact on Compensation from Misconduct

        If the Board of Directors were to determine that an NEO had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose appropriate discipline. Discipline would vary based on the facts and circumstances, but may include termination of employment or other appropriate actions.

        We retroactively adjust compensation in the event of a restatement of financial or other performance results to the extent required by the Sarbanes-Oxley Act of 2002. The 162(m) Plan applicable to our NEOs beginning in 2006 provides for repayment or forfeiture of incentive bonuses under specified circumstances if the company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any incentive bonus payment earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that failed to materially comply with a financial reporting requirement must be paid back to the company. To the extent that the affected incentive bonus was deferred under a nonqualified deferred compensation plan maintained by the company rather than paid to the executive officer, the amount of bonus deferred (and any earnings from it) must be forfeited.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the SPX Board of Directors consisted of three directors until February 22, with Mr. Volanakis joining the Committee on that date. Each of the Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. Additionally, each member of the Compensation Committee is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews SPX's "Compensation Discussion and Analysis" on behalf of the Board of Directors.

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement and SPX's annual report on Form 10-K for the year ended December 31, 2011. Mr. Volanakis did not participate in the review of this Proxy Statement and, accordingly, is not a signatory below.

Compensation Committee
J. Kermit Campbell, Chairman Emerson U. Fullwood Albert A. Koch

Summary Compensation Table for 2011

        This table summarizes the compensation for the named executive officers. The "named executive officers" are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers who were serving as officers as of December 31, 2011, as well as Mr. Powell, who left our company in 2011.

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)		Total

Christopher J. Kearney	2011	$1,073,625	$6,312,000	$0	$4,886,432	$390,248	(6)	$12,662,305
Chairman, President,	2010	$1,050,000	$4,473,900	$682,500	$4,131,394	$365,672		$10,703,466
and CEO	2009	$1,050,000	$3,115,800	$682,500	$7,857,087	$561,943		$13,267,330

Patrick J. O'Leary	2011	$863,750	$1,988,280	$0	$3,709,766	$293,533	(7)	$6,855,329
Executive Vice President,	2010	$845,000	$1,565,865	$422,500	$3,917,641	$281,829		$7,032,835
Treasurer and CFO	2009	$845,000	$1,090,530	$422,500	$4,914,973	$404,113		$7,677,116

Robert B. Foreman	2011	$741,500	$1,988,280	$0	$2,397,304	$298,106	(8)	$5,425,190
Executive Vice President,	2010	$725,000	$1,565,865	$362,500	$2,048,826	$258,924		$4,961,115
Global Business Systems & Services, President, Asia Pacific	2009	$725,000	$1,090,530	$362,500	$2,948,876	$396,525		$5,523,431

Donald L. Canterna	2011	$537,000	$1,344,150	$66,413	$563,250	$140,673	(9)	$2,651,486
Segment President,	2010	$525,000	$869,925	$170,310	$475,275	$100,208		$2,140,718
Flow Technology	2009	$525,000	$605,848	$210,000	$527,410	$153,085		$2,021,343

David A. Kowalski	2011	$477,083	$1,104,600	$182,260	$417,029	$377,162	(10)	$2,558,134
Segment President, Test and Measurement and Industrial Products and Services	2010	$450,000	$869,927	$355,140	$326,832	$87,372		$2,089,271

Leslie S. Powell (12) Former Segment President, Industrial Products and Services	2011	$281,250	$1,104,600	$0	$480,282	$1,000,755	(11)	$2,866,887

(1)
NEOs are eligible to defer up to 50% of their salaries (a) up to applicable IRS limits into the SPX Corporation Retirement Savings & Stock Ownership Plan, a tax-qualified retirement savings plan (the "401(k) Plan"), and (b) into the SPX Corporation Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan (the "SRSP"). In 2011, the NEOs deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP

Mr. Kearney	$16,500	$198,104

Mr. O'Leary	$16,500	$154,529

Mr. Foreman	$22,000	$131,715

Mr. Canterna	$13,125	$43,573

Mr. Kowalski	$8,654	$23,423

Mr. Powell	$16,500	$49,263

(2)
Grants are generally subject to performance vesting conditions. Mr. Canterna received 3,000 time-vested shares in 2011 for retention reasons. These 3,000 shares will vest three years following their date of grant if Mr. Canterna is still employed by SPX at that time. The amounts reported in the above table were calculated in accordance with Topic 718, to reflect their grant date fair market value given vesting requirements. See note 15 to the consolidated financial statements contained in our Annual Reports on Form 10-K for the period ended December 31, 2011, December 31, 2010, and December 31, 2009, respectively, for additional information regarding the calculation of these numbers. See the Grants of Plan-Based Awards in 2011 table, on p. 46, for more information on these grants. The values of the grants assuming automatic vesting (no performance requirement) are as follows:

Name	2011	2010	2009

Mr. Kearney	$7,864,000	$5,499.000	$3,903,300

Mr. O'Leary	$2,477,160	$1,924,650	$1,366,155

Mr. Foreman	$2,477,160	$1,924,650	$1,366,155

Mr. Canterna	$1,615,750	$1,069,250	$758,975

Mr. Kowalski	$1,376,200	$1,069,250	N/A

Mr. Powell	$1,376,200	N/A	N/A

(3)
In 2012, the year in which they received the 2011 non-equity incentive compensation payout, the following NEOs deferred the following portions of their non-equity incentive compensation awards into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP

Mr. Kearney	$0	$0

Mr. O'Leary	$0	$0

Mr. Foreman	$0	$0

Mr. Canterna	$1,394	$11,424

Mr. Kowalski	$7,385	$0

Mr. Powell	$0	$0

(4)
The change in pension value is based on assumed weighted-average discount rates of 4.80% at December 31, 2010, and 4.28% at December 31, 2011. This change in discount rates accounted for an increase of $0.6 million, $1.7 million, and $0.4 million for Messrs. Kearney, O'Leary, and Foreman, respectively. Normal increases in pension value due to changes in pay, additional service, additional age, lump sum interest rate and mortality improvements accounted for the remaining increase for these named executive officers.

Mr. Powell's reported amount includes his normal accrual through the date of his termination plus the value of incremental change in pension benefits based on the additional year of age and service pursuant to the terms of Mr. Powell's separation agreement.

There were no above-market earnings on non-qualified deferred compensation to report for any of the named executive officers in 2011.

(5)
The SPX Foundation (the "Foundation") makes matching donations for charitable contributions for any employee up to a total of $20,000 per annum and for each named executive officer up to a total of $50,000 per annum. Amounts reported are matching amounts in excess of the $20,000 match available to all employees.

The incremental cost to us for the personal use of our aircraft includes the variable costs of using the aircraft, including fuel, travel expenses for the crew, airport fees and food and beverages.

(6)
Mr. Kearney received $390,248 in All Other Compensation, including:

•
$75,526 in matching contributions to the SRSP;

•
$118,266 representing the change in value between December 31, 2010 and December 31, 2011 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.85% and 4.39% on those dates, respectively;

•
$79,650 that he was deemed to receive in 2011 representing the market interest rate on the $1.5 million interest-free loan that he received November 2001, in connection with his relocation to Charlotte, North Carolina;

•
$59,260 of incremental cost we incurred for his personal use of the company aircraft; and

•
$12,250 in matching contributions to the 401(k) plan.

The remaining $45,296 consisted of a car allowance; country club dues; financial planning; executive physical; use of our sports/entertainment boxes; the change in value of the executive retiree medical benefit between December 31, 2010 and December 31, 2011, based on assumed discount rates of 4.85% and 4.39% on those dates, respectively; and coverage under the long-term executive disability plan.

(7)
Mr. O'Leary received $293,533 in All Other Compensation, including:

•
$52,039 in matching contributions to the SRSP;

•
$80,566 representing the change in value between December 31, 2010 and December 31, 2011 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.85% and 4.39% on those dates, respectively;

•
$79,650 that he was deemed to receive in 2011 representing the market interest rate on the $1.5 million interest-free loan that he received November 2001, in connection with his relocation to Charlotte, North Carolina;

•
$30,000 in charitable matching contributions; and

•
$12,250 in matching contributions to the 401(k) plan.

The remaining $39,029 consisted of a car allowance; country club dues; financial planning; executive physical; use of our sports/entertainment boxes; the change in value of the executive retiree medical benefit between December 31, 2010 and December 31, 2011, based on assumed discount rates of 4.85% and 4.39% on those dates, respectively; and coverage under the long-term executive disability plan.

(8)
Mr. Foreman received $298,106 in All Other Compensation, including:

•
$30,083 in matching contributions to the SRSP;

•
$84,000 that he was deemed to receive in 2011 representing the market interest rate on the $1.5 million interest-free loan that he received February 2002, in connection with his relocation to Charlotte, North Carolina;

•
$43,332 representing the change in value between December 31, 2010 and December 31, 2011 of the executive retiree medical benefit, based on assumed discount rates of 4.85% and 4.39% on those dates, respectively;

•
$69,125 representing the change in value between December 31, 2010 and December 31, 2011 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.85% and 4.39% on those dates, respectively;

  •
  $30,000 in charitable matching contributions; and

  •
  $12,250 in matching contributions to the 401(k) plan.

  The remaining $29,316 consisted of a car allowance; country club dues; financial planning; executive physical; use of our sports/entertainment boxes; our incremental cost for personal use of the company aircraft; and coverage under the long-term executive disability plan.

(9)
Mr. Canterna received $140,673 in All Other Compensation, including:

•
$78,896 representing the change in value between December 31, 2010 and December 31, 2011 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.85% and 4.39% on those dates, respectively;

•
$23,100 in matching contributions to the SRSP; and

•
$12,250 in matching contributions to the 401(k) plan.

The remaining $26,427 consisted of a car allowance; country club dues; financial planning; executive physical; use of our sports/entertainment boxes; our incremental cost for his personal use of the company aircraft; the change in value of the executive retiree medical benefit between December 31, 2010 and December 31, 2011, based on assumed discount rates of 4.85% and 4.39% on those dates, respectively; and coverage under the long-term executive disability plan.

(10)
Mr. Kowalski received $377,162 in All Other Compensation, including:

•
$44,053 representing the change in value between December 31, 2010 and December 31, 2011 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.85% and 4.39% on those dates, respectively;

•
$146,057 for taxable relocation expenses;

•
$115,104 for the tax gross-up on the relocation expenses;

•
$29,353 in matching contributions to the SRSP; and

•
$12,250 in matching contributions to the 401(k) plan.

The remaining $30,345 consisted of a car allowance; country club dues; use of our sports/entertainment boxes; guest travel and applicable tax gross-up; our incremental cost for his personal use of the company aircraft; the change in value of the executive retiree medical benefit between December 31, 2010 and December 31, 2011, based on assumed discount rates of 4.85% and 4.39% on those dates, respectively; and coverage under the long-term executive disability plan.

(11)
Mr. Powell received $1,000,755 in All Other Compensation, including:

•
$860,429 in severance (see Potential Payments for Termination or Change in Control for additional detail);

•
$12,112 in matching contributions to the SRSP;

•
$29,986 representing the change in value between December 31, 2010 and December 31, 2011 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.85% and 4.39% on those dates, respectively;

•
$12,250 in matching contributions to the 401(k) plan; and

•
$29,816 in vacation payout due to termination of employment.

  The remaining $56,162 consisted of a car allowance; country club dues; financial planning; executive physical; use of our sports/entertainment boxes; the change in value of the executive retiree medical benefit between December 31, 2010 and December 31, 2011, based on assumed discount rates of 4.85% and 4.39% on those dates, respectively; and coverage under the long-term executive disability plan.

(12)
Mr. Powell's employment with the company terminated in August 2011, and he appears as an NEO due to the value of his termination benefits. See Potential Payments for Termination or Change in Control for additional detail regarding these benefits.

        The above benefits are provided pursuant to the terms of employment agreements with each named executive officer. The agreements are the same with the exception of differing titles (and associated reporting responsibilities), annual base salary levels, retiree medical terms, allowance amounts for annual income tax return preparation and financial planning, and with respect to Messrs. Canterna and Kowalski, a different employment term duration. The agreements have a rolling two-year term with the exception of the agreements of Messrs. Canterna and Kowalski, which have a rolling one-year term. The expiration date is automatically extended by one day for each day of the term that elapses. Mr. Powell's employment agreement has terminated according to its terms.

        Under the agreements, we are not permitted to reduce the annual base salary rate without the named executive officer's consent. The agreements provide for participation in any annual performance bonus plans, long-term incentive plans, and equity-based compensation plans that we establish or maintain for our officers. The agreements further provide for continuation of all other senior executive benefit plans offered by us, subject to our right to modify, suspend or discontinue the plans. Business expense reimbursement, perquisites and vacation entitlements also are continued pursuant to the agreements.

        See "Compensation Discussion and Analysis," beginning on p. 25, for further discussion and explanation of each element of compensation.

Grants of Plan-Based Awards in 2011

        The following table provides information regarding equity and non-equity awards granted to the named executive officers in 2011.

Name	Grant Date (1)	Award Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Maximum ($) (2)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)

Christopher J. Kearney	3/1/2011	2/17/2011	$2,811,900	100,000	$6,312,000

Patrick J. O'Leary	3/1/2011	2/17/2011	$1,740,000	31,500	$1,988,280

Robert B. Foreman	3/1/2011	2/17/2011	$1,494,000	31,500	$1,988,280

Don Canterna	3/1/2011	2/17/2011	$865,600	17,500	$1,104,600
	6/1/2011	5/5/2011		3,000	$239,550

David A. Kowalski	3/1/2011	2/17/2011	$800,000	17,500	$1,104,600

Leslie Powell	3/1/2011	2/17/2011	$736,000	17,500	$1,104,600

(1)
The Compensation Committee approved annual restricted stock grants and participation in the 162(m) Plan bonuses at the February Compensation Committee meeting in the grant year. The Compensation Committee determines the effective date of stock awards without regard to current or anticipated stock price levels or the release of material non-public information.

(2)
Represents the maximum amount payable under the 162(m) Plan if the performance target is reached, subject to the Committee's ability, in its sole discretion, to reduce the amount actually paid. In 2011, the Committee determined the amount payable under the 162(m) Plan by reference to the Executive Bonus Plan performance matrices. The following table shows the minimum, target and maximum payouts in the Executive Bonus Plan matrix, upon which the Committee based the 2011 bonus payments of our named executive officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name	Threshold ($)	Target ($)	Maximum ($)

Christopher J. Kearney	$351,488	$1,405,950	$2,811,900

Patrick J. O'Leary	$217,500	$870,000	$1,740,000

Robert B. Foreman	$186,750	$747,000	$1,494,000

Don Canterna	$108,200	$432,800	$865,600

David A. Kowalski	$100,000	$400,000	$800,000

Leslie Powell	$92,000	$368,000	$736,000

(3)
Assumes all stock will vest. See "Compensation Discussion and Analysis—2011 Compensation—Equity-Based Awards," beginning on p. 35, for a description of the performance vesting requirements. All shares are subject to performance requirements, except the 3,000 share grant to Mr. Canterna. These shares were intended as a retention incentive and will vest three years after grant if Mr. Canterna is still employed by our company at that time.

(4)
Represents the Topic 718 grant date fair market value, based on the closing price of our stock on the day prior to the grant. See note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011 for the assumptions made in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year-End 2011

        The following table sets forth information detailing the outstanding equity awards held by each of our named executive officers at December 31, 2011.

	Option Awards			Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)

Christopher J. Kearney				100,000	(2)	$6,027,000
				60,000	(4)	$3,616,200
				30,000	(5)	$1,808,100
	50,000	$69.4300	1/2/2012
	50,000	$38.5700	1/2/2013

Patrick J. O'Leary				31,500	(2)	$1,898,505
				21,000	(4)	$1,265,670
				10,500	(5)	$632,835
	70,000	$38.5700	1/2/2013

Robert B. Foreman				31,500	(2)	$1,898,505
				21,000	(4)	$1,265,670
				10,500	(5)	$632,835

Donald L. Canterna				17,500	(2)	$1,054,725
				3,000	(3)	$180,810
				11,667	(4)	$703,170
				5,834	(5)	$351,615

David A. Kowalski				17,500	(2)	$1,054,725
				11,667	(4)	$703,170
				5,834	(5)	$351,615

Leslie S. Powell				17,500	(2)	$1,054,725
				10,000	(4)	$602,700
				5,000	(5)	$301,350

(1)
Based on the $60.27 closing price of our common stock on December 31, 2011.

(2)
Restricted shares awarded on March 1, 2011 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of March 1, 2012, March 1, 2013, and March 1, 2014.

(3)
Restricted shares awarded on June 1, 2011 fully vest on June 1, 2014.

(4)
Restricted shares awarded on March 1, 2010 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of March 1, 2011, March 1, 2012, and March 1, 2013.

(5)
Restricted shares awarded on January 2, 2009 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 2, 2010, January 2, 2011, and January 2, 2012.

 Option Exercises and Stock Vested in 2011

        The following table sets forth options exercises by and stock vested for each of our NEOs in 2011.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)

Christopher J. Kearney			90,000	$6,682,200

Patrick J. O'Leary	70,000	$827,853	31,500	$2,338,770

Robert B. Foreman			31,500	$2,338,770

Donald L. Canterna			17,500	$1,299,314

David A. Kowalski			17,500	$1,299,314

Leslie S. Powell			13,834	$1,030,343

(1)
Based on the market price at the time of exercise, less the exercise price.

(2)
Based on the market value at time of vesting. Vesting occurred in early 2011 based on the performance of our stock through December 31, 2010.

Stock Vested in 2012

        The following table sets forth the stock that vested for our top three NEOs in early 2012 based on the performance of our stock through December 31, 2011. This table is provided as support for the 5-year pay-for-performance chart, in the Executive Overview of "Compensation Discussion and Analysis," on p. 28.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Mr. Kearney	30,000	$1,808,100

Mr. O'Leary	10,500	$632,835

Mr. Foreman	10,500	$632,835

(1)
Based on the market value at time of vesting.

Burn Rate

        The following is provided in order to assist those who may wish to run a burn rate calculation.

Year	Options Granted	Performance Shares Vested	Time-Vested Restricted Stock and Restricted Stock Units Granted	Total	Weighted-Average Number of Common Shares Outstanding

2011	0	630,257	48,500	678,757	50,499,000

2010	0	622,434	9,150	631,584	49,718,000

2009	0	420,721	5,300	426,021	49,363,000

        As described in "Compensation Discussion and Analysis," beginning on p. 25, almost all of our share grants are subject to performance criteria. The numbers in the above table relate to the total number of performance shares vested and non-performance shares granted in a year across our company and are not limited to grants made to named executive officers or directors.

Pension Benefits

        The following table sets forth the net present value of accumulated benefits payable to each of the named executive officers, including the number of years credited service. No pension benefits payments to named executive officers were made during the 2011 fiscal year.

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2) ($)

Christopher J. Kearney	TMP	14.88	$28,598,326
	IARP	14.88	$461,340
	SIARP	14.88	$1,474,093

Patrick J. O'Leary	TMP	15.21	$20,239,394
	IARP	15.21	$387,000
	SIARP	15.21	$1,618,817

Robert B. Foreman	TMP	12.65	$12,260,469
	IARP	12.65	$331,677
	SIARP	12.65	$844,233

Donald L. Canterna	TMP	6.36	$2,310,223
	IARP	5.00	$150,697
	SIARP	0	$0

David A. Kowalski	TMP	6.36	$1,038,343
	IARP	12.45	$229,109
	SIARP	12.45	$228,821

Leslie S. Powell	TMP	4.51	$1,055,465
	IARP	0	$0
	SIARP	0	$0

(1)
The names of the pension plans are the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"), the SPX Corporation Individual Account Retirement Plan (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan ("SIARP").

Upon designation by the Compensation Committee, named executive officers participate in the TMP. For those named executive officers who became participants in the TMP prior to August 24, 2005 (Mr. Kearney, Mr. O'Leary, and Mr. Foreman), the benefit formula is 60% of final average pensionable earnings (highest three of last ten calendar years of employment). This target benefit accrues ratably over a 15-year period with the officer receiving the maximum benefit after 15 years. A participant may retire as early as age 55, but benefits payable at early retirement are reduced 3% per year from age 60.

For those named executive officers who became participants in the TMP on or after August 24, 2005 (Mr. Canterna, Mr. Kowalski, and Mr. Powell), the benefit formula is 50% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). This target benefit accrues ratably over a 20-year period with the officer receiving the maximum benefit after 20 years. A participant's benefits may commence as early as age 55, but benefits payable at early retirement are reduced 4% per year from age 62.

For all participants in the TMP, the benefit vests after 5 years of service. Any payments made from the IARP and SIARP reduce amounts payable under the TMP.

The IARP is a tax-qualified cash-balance defined benefit pension plan covering certain salaried and hourly employees. Employees hired after December 31, 2000 are not eligible to participate in the IARP. The IARP provides participants an account balance credited with principal credits and interest credits, which vests after 3 years of service.

  The SIARP is a nonqualified defined benefit plan that provides benefits in excess of the limitation on benefits imposed by the Internal Revenue Code for certain IARP participants. The SIARP provides a benefit equal to the difference between (i) the amount of IARP benefit to which the participant would have been entitled if such benefit were computed without giving effect to the limitations under the Internal Revenue Code less (ii) the amount of the IARP benefit actually payable to the participant.

  Participants in the TMP, SIARP and IARP may elect to receive their benefits in a lump sum or annuity form of payment.

  In general, "pensionable earnings" for purposes of the TMP and SIARP is the amount reported as wages on a participant's Form W-2 and paid prior to termination of employment, increased by (i) amounts contributed by the participant to the 401(k) Plan, SRSP and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay (but not severance pay) paid after termination of employment. "Pensionable earnings" does not include the following amounts: (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits, (v) deferred compensation, (vi) the value of restricted shares and other equity grants, (vii) severance pay paid after termination of employment, and (viii) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, hiring bonuses or other special payments, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, and other similar amounts not paid in cash which are required to be included in taxable income under the Internal Revenue Code.

(2)
The Present Value of Accumulated Benefit assumes a weighted-average discount rate of 4.28% at December 31, 2011 and that payments commence at an unreduced retirement age of 60 years old (62 years old for each of Mr. Canterna and Mr. Kowalski). All other assumptions and methods are consistent with those used for financial reporting (e.g., mortality table and form of payments), except that there has been no consideration of future pay.

Mr. Powell's number includes the value of the of incremental change in pension benefits described beginning on p. 60, under Potential Payments Upon Termination or Change-in-Control.

Nonqualified Deferred Compensation in 2011

        The following table sets forth information relating to the SRSP. Named executive officers and other senior-level management are eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Named executive officers may defer up to 50% of their base compensation (excluding bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and bonus deferral elections are made at least six months prior to the beginning of the year to which they relate.

        A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan and is allocated to the fund(s) as selected by the participant. The maximum match available between both the SRSP and 401(k) Plan is 5% of eligible compensation, provided that total contributions in both plans combined are equal to, or greater than, 6% of eligible compensation.

        In general, "eligible compensation" for purposes of the SRSP is the amount reported as wages on a participant's Form W-2, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (v) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements and the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, (vi) pay in lieu of notice, (vii) deferred compensation, (viii) the value of restricted shares and other equity grants, and (ix) severance pay paid after termination of employment.

        All matching contributions into the 401(k) Plan are invested initially in the SPX Common Stock Fund and are allocated in the form of units. The units consist primarily of SPX common stock, with a portion of the fund in cash, for purposes of administrative convenience. All matching contributions into the SRSP are made in cash and invested according to the participant's elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the same investment choices available in the 401(k) Plan, except that the SPX Company Stock Fund and a stable value fund are not available under the SRSP. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. SRSP participants elect the form and timing of payment of their SRSP deferral account prior to the year in which it is deferred. All amounts deferred under the SRSP after 2009 will be paid in a lump sum payment six months following termination of employment. Participants may elect to receive their pre-2009 accounts in a lump sum, annual installments (two to ten years) or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1/2).

        There were no withdrawals or distributions from nonqualified plans in 2011.

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Balance at Last FYE (4)

Christopher J. Kearney	$334,604	$75,526	$(45,973)	$5,555,981

Patrick J. O'Leary	$239,029	$52,039	$(98,549)	$6,965,025

Robert B. Foreman	$131,715	$30,083	$39,609	$2,681,214

Donald L. Canterna	$73,135	$23,100	$78	$117,898

David A. Kowalski	$161,762	$29,353	$28	$586,470

Leslie S. Powell	$92,763	$12,112	$(32,225)	$1,329,107

(1)
Contributions to the SRSP consisted of the following amounts reported in the Summary Compensation Table:

Name	2011 Salary	2010 Non-Equity Incentive Plan Compensation

Mr. Kearney	$198,104	$136,500

Mr. O'Leary	$154,529	$84,500

Mr. Foreman	$131,715	$0

Mr. Canterna	$43,573	$29,526

Mr. Kowalski	$23,423	$138,339

Mr. Powell	49,263	43,500

(2)
Represents matching amounts contributed by us to the SRSP. This amount has been included in the All Other Compensation column of the Summary Compensation Table.

(3)
Aggregate earnings under the SRSP are not above-market and, accordingly, are not included in the Summary Compensation Table.

(4)
In addition to the amounts in footnote (1), includes the following amounts of contributions to the SRSP reported as compensation in the Summary Compensation Table for the:

•
Year ended December 31, 2010: Mr. Kearney, $136,500; Mr. O'Leary, $63,375; Mr. Foreman, $0; Mr. Canterna; $0, and Mr. Kowalski, $49,901.

•
Year ended December 31, 2009: Mr. Kearney, $546,000; Mr. O'Leary, $164,625; Mr. Foreman, $217,500; and Mr. Canterna, $0.

Potential Payments Upon Termination or Change-in-Control

        We have entered into agreements, including an employment agreement, a change-in-control agreement and stock plan award agreements, with each of our named executive officers that will require us to provide compensation to them in the event of a termination of employment or a change in control of our company. The following tables set forth the expected benefit to be received by each named executive officer in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2011 and a stock price of $60.27, our closing stock price on December 31, 2011. The following tables should be read in connection with the Pension Benefits table, on p. 49. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in additional text following, the tables.

Christopher J. Kearney

	(a) Voluntary Resignation or (b) Involuntary Termination For Cause			Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary		$0		$0	$0		$2,163,000	(1)	$3,244,500	(2)

Bonus		$0		$0	$0		$2,730,000	(3)	$8,190,000	(4)

Value of Accelerated Equity (5)	$ $	11,451,300 0	(5.a) (5.b)	$11,451,300	$11,451,300		$11,451,300		$11,451,300

Retirement Plans (6)		$7,173,722	(6.a)	$0	$7,173,722	(6.b)	$9,989,171	(6.c)	$16,523,328	(6.d)

All Other Compensation (7)	$ $	1,202,410 103,990	(7.a) (7.b)	$9,679,727	$6,547,148		$1,337,151		$3,961,068

280G Tax Gross-Up		N/A		N/A	N/A		N/A		$13,417,420	(8)

TOTAL		$19,827,432	(5.a)	$21,131,027	$25,172,170		$27,670,622		$56,787,615
		$7,277,712	(5.b)

Patrick J. O'Leary

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$1,740,000	(1)	$2,610,000	(2)

Bonus	$0		$0	$0		$1,690,000	(3)	$5,070,000	(4)

Value of Accelerated Equity (5)	$0		$3,797,010	$3,797,010		$3,797,010		$3,797,010

Retirement Plans (6)	$2,893,567	(6.a)	$0	$7,654,988	(6.b)	$5,239,669	(6.c)	$11,647,052	(6.d)

All Other Compensation (7)	$83,654		$9,091,703	$5,768,749		$403,926		$3,531,401

280G Tax Gross-Up	N/A		N/A	N/A		N/A		$0	(8)

TOTAL	$2,977,221		$12,888,713	$17,220,747		$12,870,605		$26,665,463

Robert B. Foreman

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$1,494,000	(1)	$2,241,000	(2)

Bonus	$0		$0	$0		$1,450,000	(3)	$4,350,000	(4)

Value of Accelerated Equity (5)	$0		$3,797,010	$3,797,010		$3,797,010		$3,797,010

Retirement Plans (6)	$3,738,836	(6.a)	$0	$3,800,822	(6.b)	$8,053,010	(6.c)	$12,651,918	(6.d)

All Other Compensation (7)	$71,827		$7,840,993	$5,316,063		$631,764		$3,686,231

280G Tax Gross-Up	N/A		N/A	N/A		N/A		$9,202,046	(8)

TOTAL	$3,810,663		$11,638,003	$12,913,895		$15,425,784		$35,928,204

(1)
Two times annual salary at time of termination.

(2)
Greater of three times annual salary immediately prior to change in control or time of termination.

(3)
Greater of two times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)
Greater of three times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of vesting in all unvested restricted stock. Mr. Kearney is retirement eligible. Restricted stock grants remain subject to the original performance requirements for retirement eligible executive officers who voluntarily resign. Retirement eligibility requires that the named executive officer has reached the age of 55 and has five years of credited service, at least three of which must be with SPX. In the table above, 5.a discloses the amount Mr. Kearney would receive in the case of a voluntary termination, and 5.b discloses the amount Mr. Kearney would receive for involuntary for cause termination.

The values in the table assume that all applicable performance vesting requirements will be met, all of the value of the above stock is subject to performance vesting requirements in the cases of termination by SPX without cause, and voluntary termination by the executive for good reason.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 49, resulting from:

6.a—the benefit becoming payable at age 55, rather than age 60.

6.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 60.

6.c—credit for two additional years of age and service, and the benefit becoming payable at age 55, rather than age 60.

6.d—credit for three additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 60, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:

•
Relocation loan forgiveness:  In the event of permanent disability, death or a change in control, a $1,500,000 loan made by us to the named executive officer in connection with his relocation to Charlotte would be forgiven and he would receive gross-ups for federal and state tax liabilities in the amount of $1,106,429. The terms and circumstances of this loan are described more fully under "Compensation Discussion and Analysis—2011 Compensation—Other Benefits and Perquisites," on p. 37.

•
Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, for each of Messrs. Kearney, O'Leary, and Foreman, in the amount of $103,990, $83,654, and $71,827, respectively.

•
Life insurance:  Values for life insurance in an amount equal to, in the case of:

•
Involuntary termination without cause or voluntary termination for good reason, two times annual salary for two years, with a present value estimated, for each of Messrs. Kearney, O'Leary, and Foreman, in the amount of $714,809, $20,741 and $17,771, respectively;

•
Termination following a change in control, two times annual salary at the time of termination for three years, and an amount equal to the annual salary for the remainder of his life, with a present value estimated, for each of Messrs. Kearney, O'Leary, and Foreman, in the amount of $707,628, $523,196, and $447,360, respectively;

•
Disability, two times annual salary at the time of termination to age 65, with a present value estimated, for each of Messrs. Kearney, O'Leary, and Foreman, in the amount of $173,866, $147,846, and $126,675, respectively;

•
7.a—Voluntary resignation (retirement), an amount equal to annual salary for the remainder of his life with an estimated present value of $680,849 for Mr. Kearney. As of December 31, 2011, Mr. Kearney qualifies for this benefit because he would have met the age and service requirements (see footnote 5) to receive retirement treatment upon termination, provided the Board of Directors grants continuation; and

•
7.b—Involuntary for cause termination, none.

•
Disability payments:  In the case of termination due to disability, for:

•
Mr. Kearney: $6,795,441, in disability payments, representing the present value of an annual payment of $1,057,800 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from our Group LTD Plan or other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $5,679,651 due to the benefit being payable at age 65 rather than age 60;

•
Mr. O'Leary: $6,253,774, in disability payments, representing the present value of an annual payment of $804,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from our Group LTD Plan or other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $5,870,927 due to the benefit being payable at age 65 rather than age 60; and

    •
    Mr. Foreman: $5,036,062, in disability payments, representing the present value of an annual payment of $656,400 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from our Group LTD Plan or other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $2,574,130 due to the benefit being payable at age 65 rather than age 60.

  •
  Death benefit:  In the case of death, the named executive officer's estate would receive proceeds from the Key Manager Life Insurance program of, for:

  •
  Mr. Kearney: $3,836,728, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $2,113,000 and gross-ups for federal and other tax liabilities in the amount of $1,723,728;

  •
  Mr. O'Leary: $3,078,666, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $1,690,000 and gross-ups for federal and other tax liabilities in the amount of $1,388,666; and

  •
  Mr. Foreman: $2,637,807, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $1,444,000 and gross-ups for federal and other tax liabilities in the amount of $1,193,807.

  •
  Post-retirement health:  In the event of termination, Messrs. Kearney, O'Leary and Foreman would be entitled to post-retirement health benefits (i) in the case of change in control in the amount of $357,137, $181,604, and $392,948, respectively, and (ii) in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $377,763, $191,853, and $413,722, respectively. In the event of voluntary resignation (retirement), Mr. Kearney would be entitled to post-retirement health benefits in the amount of $417,571.

  •
  Additional Benefits:

  •
  Car allowance, in the case of termination following a change in control in the amount of $42,000 and in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $28,000.

  •
  Financial planning services:

  •
  in the case of involuntary termination without cause or voluntary termination for good reason, Messrs. Kearney, O'Leary and Foreman would be entitled to $5,970, $1,600 and $12,626, respectively.

  •
  in the case of termination following a change in control, Messrs. Kearney, O'Leary and Foreman would be entitled to $8,955, $2,400 and $18,939, respectively.

  •
  Country club dues:

  •
  in the case of involuntary termination without cause or voluntary termination for good reason, Messrs. Kearney, O'Leary and Foreman would be entitled to $26,412, $12,606 and $12,620, respectively.

  •
  in the case of termination following a change in control, Messrs. Kearney, O'Leary and Foreman would be entitled to $39,618, $18,909 and $18,930, respectively.

    •
    Annual physicals in the case of termination following a change in control, involuntary termination without cause or voluntary termination for good reason.

    •
    In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $50,000.

    •
    Health and welfare insurance premiums:

    •
    in the case of involuntary termination without cause or voluntary termination for good reason, Messrs. Kearney, O'Leary and Foreman would be entitled to $29,073, $14,536 and $24,531, respectively.

    •
    in the case of termination following a change in control, Messrs. Kearney, O'Leary and Foreman would be entitled to $43,609, $21,805 and $36,797, respectively.

(8)
Estimated value of tax gross-up protection against potential excise tax liability associated with benefits determined to be excess parachute payments as defined by Sections 280G and 4999 of the Internal Revenue Code.

Donald L. Canterna

	Voluntary Resignation or Involuntary Termination For Cause			Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary		$0		$0	$0		$541,000	(1)	$1,082,000	(2)

Bonus		$0		$0	$0		$327,806	(3)	$1,206,218	(4)

Value of Accelerated Equity (5)	$ $	2,290,320 0	(5.a) (5.b)	$2,290,320	$2,290,320		$2,290,320		$2,290,320

Retirement Plans (6)		$306,834	(6.a)	$0	$233,816	(6.b)	$876,678	(6.c)	$1,747,078	(6.d)

All Other Compensation (7)	$ $	557,601 52,019	(7.a) (7.b)	$1,036,177	$1,951,477		$627,971		$663,360

280G Tax Gross-Up		N/A		N/A	N/A		N/A		$0

TOTAL	$ $	3,154,756 358,853	(5.a) (5.b)	$3,326,498	$4,475,614		$4,663,776		$6,988,976	(8)

David A. Kowalski

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement	Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0	$500,000	(1)	$1,000,000	(2)

Bonus	$0		$0	$0	$355,140	(3)	$800,000	(4)

Value of Accelerated Equity (5)	$0		$2,109,510	$2,109,510	$2,109,510		$2,109,510

Retirement Plans (6)	$303,817	(6.a)	$0	$321,123	$729,840	(6.c)	$1,278,771	(6.d)

All Other Compensation (7)	$48,077	(7)	$2,559,151	$1,702,808	$130,266		$652,995

280G Tax Gross-Up	N/A		N/A	N/A	N/A		$0

TOTAL	$351,894		$4,708,661	$4,133,441	$3,824,756		$5,841,276

(1)
One times annual salary at time of termination.

(2)
Greater of two times annual salary just prior to change in control or time of termination.

(3)
Greater of one times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)
Greater of two times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of vesting in all unvested restricted stock. Mr. Canterna is retirement eligible. Restricted stock grants remain subject to the original performance requirements for retirement eligible executive officers who voluntarily resign. Retirement eligibility requires that the named executive officer has reached the age of 55 and has five years of credited service, at least three of which must be with SPX. In the table above, 5.a discloses the amount Mr. Canterna would receive in the case of a voluntary termination, and 5.b discloses the amount Mr. Canterna would receive for involuntary for cause termination.

The values in the table assume that all applicable performance vesting requirements will be met, all of the value of the above stock is subject to performance vesting requirements in the cases of termination by SPX without cause, and voluntary termination by the executive for good reason.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 49, resulting from:

6.a—the benefit becoming payable immediately, rather than age 62.

6.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 62.

6.c—credit for one additional year of age and service, and the benefit becoming payable immediately, rather than age 62.

6.d—credit for two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 62, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:

•
Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, for each of Messrs. Canterna and Kowalski, in the amount of $52,019 and $48,077 respectively.

•
Life insurance:  Values for life insurance in an amount equal to, in the case of:

•
Involuntary termination without cause or voluntary termination for good reason, two times annual salary at the time of termination for one year, and an amount equal to the annual salary for the remainder of his life with an estimated present value, for each of Messrs. Canterna and Kowalski, in the amount of $403,692 and $4,714, respectively;

•
Termination following a change in control, two times annual salary at the time of termination for two years, and an amount equal to the annual salary for the remainder of his life, with an estimated present value for each of Messrs. Canterna and Kowalski in the amount of $412,136, and $265,330, respectively;

•
Disability, an amount equal to $49,372 for Mr. Canterna and $80,611 for Mr. Kowalski;

•
7.a—Voluntary resignation (retirement), an amount equal to annual salary for the remainder of his life with an estimated present value for Mr. Canterna of $395,972. As of December 31, 2011, Mr. Canterna qualifies for this benefit because he would have met the age and service requirements (see footnote 5) to receive retirement treatment upon termination, provided the Board of Directors grants continuation; and

    •
    7.b—Involuntary for cause termination, none.

  •
  Disability payments:  In the case of termination due to disability, for:

  •
  Mr. Canterna: $934,786, in disability payments, representing the present value of an annual payment of $344,280 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from the company's Group LTD Plan or exclude other income offsets. The value of the retirement plan benefits is correspondingly reduced by $233,727 due to the benefit being payable at age 65 rather than age 60; and

  •
  Mr. Kowalski: $2,470,463, in disability payments, representing the present value of an annual payment of $300,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from the company's Group LTD Plan or exclude other income offsets. The value of the retirement plan benefits is correspondingly reduced by $181,614 due to the benefit being payable at age 65 rather than age 60.

  •
  Death benefit:  In the case of death, the named executive officer's estate would receive life insurance proceeds of, for:

  •
  Mr. Canterna: $1,899,458, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $1,032,000 and gross-ups for federal and other tax liabilities in the amount of $867,458; and

  •
  Mr. Kowalski: $1,654,731, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $950,000 and gross-ups for federal and other tax liabilities in the amount of $704,731.

  •
  In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $35,000.

  •
  Post-retirement health:  In the event of termination, Mr. Canterna would be entitled to post-retirement health benefits (i) in the case of change in control in the amount of $67,901, and (ii) in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $89,108. In the event of voluntary resignation (retirement), Mr. Canterna would be entitled to post-retirement health benefits in the amount of $109,610. In the event of termination following change in control, Mr. Kowalski would be entitled to post-retirement health benefits in the amount of $219,639.

  •
  Additional Benefits:

  •
  Car allowance, in the case of termination following a change in control in the amount of $28,000 and in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $14,000.

  •
  Financial planning services, for Mr. Canterna in the case of (i) involuntary termination without cause or voluntary termination for good reason, $4,580, or (ii) following a change in control, $9,160.

  •
  Country club dues, in the case of (i) involuntary termination without cause or voluntary termination for good reason, $7,066 and $6,670 for Messrs. Canterna and Kowalski,

    respectively; or (ii) termination following a change in control, $14,131 and $13,340 for Messrs. Canterna and Kowalski, respectively.

    •
    Health and welfare insurance premiums:

    •
    in the case of involuntary without cause or voluntary termination for good reason, each of Messrs. Canterna and Kowalski in the amount of $21,805, and

    •
    in the case of termination following a change in control in the amount of $43,609 for each of Messrs. Canterna and Kowalski.

(8)
Estimated value of tax gross-up protection against potential excise tax liability associated with benefits determined to be excess parachute payments as defined by Sections 280G and 4999 of the Internal Revenue Code.

Leslie S. Powell	Actual Termination Benefits (Voluntary Resignation)

Salary	$460,000	(1)

Bonus	$306,241	(2)

Value of Contingent Vesting of Equity	$1,717,625	(3)

Retirement Plan	$247,946	(4)

All Other Compensation	$124,004	(5)

280G Tax Gross-Up	N/A

TOTAL	$2,855,816

        Mr. Powell's employment agreement was deemed terminated August 11, 2011.

(1)
One times annual salary paid at time of termination.

(2)
Greater of one times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years. In the case of Mr. Powell, the bonus payout at time of termination was equivalent to the average annual bonus paid for the three bonus plan years preceding 2011.

(3)
Value of vesting in all unvested restricted stock at termination based on termination date of August 11, 2011 and the closing stock price of $52.85 the day prior. Restricted stock remains subject to the original performance requirements; the value in the table assumes that all applicable performance vesting requirements will be met.

(4)
Represents the value of incremental change in pension benefits based on the additional year of age and service pursuant to the terms of Mr. Powell's separation agreement.

(5)
$124,204 in All Other Compensation, including:

•
$35,000 for outplacement assistance;

•
$29,816 payout of accrued, unused vacation;

•
$17,623 for financial assistance and tax preparation through December 31, 2012;

•
$14,109 representing the value of the company's contribution for continued medical and dental coverage for one year; and

•
$14,000 continued car allowance for one year.

        The remaining $13,456 consisted of country club dues; executive physical; and the value of continued coverage under the key manager life insurance benefit for one year.

Assumptions and Explanations of Numbers in Tables

        The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

        All values above are present values. For all values other than 280G tax gross-ups, we calculated net present value using the discount rate at valuation for each plan as noted below. We calculated 280G tax gross-ups with discount rates equal to 120% of the Applicable Federal Rate as of December 31, 2011.

Confidentiality, Non-Competition and Non-Solicitation Agreements

        As a condition to each executive officer's entitlement to receive the base salary amounts and equity award acceleration referenced in the applicable tables, the executive is required to execute a waiver of claims against us and shall be bound by the terms of a non-competition and non-solicitation agreement which prohibits the executive from soliciting or diverting any customer, potential customer, employee or potential employee or competing with any of our businesses in which he has been employed for a period of two years from the date of termination.

Incremental Pension Amounts

        We report the liabilities and associated expense for the pension plans under FASB Accounting Standards Codification Topic 715, "Compensation/Retirement Benefits" ("Topic 715"). Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, forms of payment, etc.).

Post-Retirement Health Care and Key Manager Life Insurance Benefits

        Because the benefits under these programs are self-insured, we calculate and maintain liabilities for these programs under appropriate accounting standards. We report the liabilities and associated expense for the pension plans under Topic 715. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, healthcare inflation, etc.).

Termination Provisions—Definitions of Cause and Good Reason

        The employment agreements for all named executive officers contain the following definitions of cause and good reason.

        "Good Reason" is defined as any of the following, if done without the named executive officer's consent: (1) assignment of duties that are inconsistent with the executive's position (except to the extent the company promotes the executive to a higher executive position); (2) changing the named executive officer's reporting relationship; (3) failing to pay any portion of the named executive officer's compensation within 10 days of the date such compensation is due; (4) requiring the executive to relocate more than 50 miles from our principal business office; or (5) failing to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to the named executive officer after such discontinuance is not materially less than the aggregate value as of the effective date of the employment contract.

        "Cause" is defined as: (1) willful and continued failure to substantially perform duties as named executive officer (other than any such failure resulting from incapacity due to physical or mental illness) after written notice and at least 30 days to cure such alleged deficiencies; (2) willful misconduct, which is demonstrably and materially injurious to our company, monetarily or otherwise; or (3) egregious misconduct involving serious moral turpitude to the extent that the named executive officer's credibility and reputation no longer conform to the standard of senior executive officers of the company.

Payments upon a Termination in Connection with a Change in Control

        Named executive officers will be entitled to certain benefits as described in the applicable tables if they are terminated within 36 months following a change in control for a reason other than death, disability, retirement or termination for cause or if employment is terminated by the named executive officer other than for good reason. During the one-year period beginning 30 days after a change in control, any termination by the named executive officer will be deemed to be for good reason.

        For purposes of the change-in-control severance agreements, a change in control includes the acquisition by any person (or group of related persons) of 20% or more of the voting power of our securities (including in an exchange or tender offer), or approval by our stockholders of (1) liquidation of SPX, (2) the sale of all or substantially all of our assets, (3) a merger or consolidation (except where our stockholders prior to the time of merger or consolidation continue to hold at least 80% of the voting power of the new or surviving entity), or (4) a change in the majority of our Board of Directors within a two-year period without the approval of the incumbent board.

        For purposes of the change-in-control severance agreements, "cause" is defined as (1) willful and continued failure to substantially perform duties, (2) willfully engaging in conduct that is demonstrably and materially injurious to us, monetarily or otherwise, or (3) conviction of a felony that impairs the ability of the affected named executive officer to substantially perform his duties.

        For purposes of the change-in-control severance agreements, "good reason" is defined as (1) assignment by us of duties inconsistent with the named executive officer's duties, responsibilities and status as of the day prior to the change in control or a reduction or alteration in the nature or status of such responsibilities, (2) reduction in base salary or in the named executive officer's most recent annual target bonus opportunity, (3) a transfer to a location more than 250 miles from current location, (4) failure to continue applicable employee benefit plans, (5) failure to reinstate employment following a suspension of employment for disability, (6) termination, replacement or reassignment of 25% or more of our elected officers (other than because of death, disability, retirement, cause or voluntary resignation), (7) failure to obtain the agreement of a successor company to assume all obligations under the change-in-control severance agreements, or (8) a purported termination that is not in compliance with the terms of the agreement. In addition, during the one-year period beginning 30 days after a change in control, any termination by the named executive officer will be deemed to be for good reason.

        The column setting forth payments upon a change in control assumes that the named executive officer's employment was terminated following the change in control. Equity of all employees, including named executive officers, will fully vest following a change in control, regardless of subsequent termination of employment.

280G Tax Gross-up

        We have agreed to reimburse executive officers for all excise taxes imposed under Section 280G and any income and excise taxes that are payable as a result of any reimbursements for Section 280G excise taxes. The total 280G tax gross-up amount in the applicable tables assumes that the executive officer is entitled to a full reimbursement by us of (1) any excise taxes imposed as a result of the change in control, (2) any income and excise taxes imposed as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes imposed as a result of our reimbursement for any excise or income taxes. The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and the maximum applicable state income tax rate. For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a noncompetition agreement. The calculation of the 280G tax gross-up assumes that amounts will be payable to the executive officer for any excise tax incurred regardless of whether the executive officer's employment is terminated. However, the amount of the 280G tax gross-up will change based upon whether the executive officer's employment with us is terminated because the amount of compensation subject to Section 280G will change.

Risk Analysis

        SPX regularly monitors and reviews its compensation programs and risk management is an integral part of our program design and review.

        The primary incentive compensation arrangements, one or both of which apply to the majority of salaried and professional personnel worldwide, are the SPX stock compensation plan and the SPX bonus plans. These plans cover the employees we believe would be most likely to be in a position to create a material risk to our company.

        The stock compensation awards inherently limit certain risks because of their longer term focus. They vest, or not, over a three-year period and include annual and cumulative performance requirements, as further described in "Compensation Discussion and Analysis—2011 Compensation—Equity-Based Awards," beginning on p. 35. The stock award agreements also provide for forfeiture upon termination due to reasons other than death, disability or retirement, and preserve for the company broad rights and discretion in the administration of the stock compensation plan.

        The SPX bonus plans are capped at specified maximum percentages, which limits incentives to undertake excessive risk. In addition, the SPX bonus plans are annual plans, allowing the company to continually monitor and refine its plans to, among other things, balance risks and incentives. The executive and management bonus plans also have forfeiture provisions relating to any fraud, manipulation or negligence in connection with computation of performance measures or payments under the plans.

        No single SPX business unit carries a significant portion of the company's risk profile, or has compensation structured significantly differently than other units within the company, regardless of relative business unit profitability or compensation expense as a percentage of revenues.

        In 2011, we conducted a qualitative risk assessment to examine the risks of our sales incentive plans. We determined that none of the plans have an unreasonable ratio between fixed and variable compensation. Most of the plans are capped at specified maximum percentages or amounts, which limits incentives to undertake excessive risk. The plans are annual plans, allowing us to continually monitor and refine the plans to, among other things, balance risks and incentives. The plans also have methods to recover compensation based on business results. All the incentive plans are determined by a formula, rather than manager discretion. No design features were found that pose a significant concern. Based upon this analysis, we determined that the sales incentive plans do not present a material risk.

        In addition to the structure of our sales and non-sales-related plans, we mitigate any risk that may be generated by compensation plans through management oversight, compliance training and enforcement, and audits.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2011 about SPX common stock that may be issued upon the exercise of options and rights under all our existing equity compensation plans, each of which was approved by our stockholders. These plans include the 2002 Stock Compensation Plan (and its predecessor plan, the 1992 Stock Compensation Plan), the 1997 Non-Employee Directors' Compensation Plan and the 2006 Non-Employee Directors' Stock Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	1,236,603	(1)	$54.87	5,030,000	(3)

Total	1,236,603	(1)	$54.87	5,030,000

(1)
Includes 873,051 shares issuable pursuant to restricted stock units.

(2)
Excludes restricted stock units.

(3)
All these shares were available for issuance under the 2002 Stock Compensation Plan and 2006 Non-Employee Directors' Stock Incentive Plan, and no shares were available for issuance under the 1997 Non-Employee Directors' Compensation Plan. Excludes 567,344 shares of unvested restricted stock granted under the 2002 Stock Compensation Plan. If these shares do not vest, they will no longer constitute shares outstanding and will be available for future issuance under the terms of the plan.

AUDIT COMMITTEE REPORT

        The Audit Committee of the SPX Board of Directors consisted of four directors until February 22, with Ms. Wyrsch joining the Committee on that date. Each of the Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. The Audit Committee reviews SPX's financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX.

        Management is responsible for SPX's financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (US GAAP). SPX's independent public accountants, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent public accountants included in their report on SPX's financial statements.

        In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX's independent registered public accountants (the "Auditors"). Management represented to us that SPX's consolidated financial statements were prepared in accordance with US GAAP, and we have reviewed and discussed the consolidated financial statements with management and the independent public accountants. We discussed with the independent public accountants matters required to be discussed by the Standards of the Public Company Accounting Oversight Board for communication with audit committees, under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX's consolidated financial statements.

        In addition, we have discussed with Deloitte & Touche LLP its independence from SPX and SPX management, including matters in the written disclosures required by the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence.

        We discussed with SPX's internal auditors and independent public accountants the overall scope and plans for their respective audits. We met with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of SPX's internal controls, and the overall quality of SPX's financial reporting.

        In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in SPX's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

        We have reviewed and discussed with management its assertion and opinion regarding internal controls included in the 2011 Annual Report on Form 10-K to stockholders as required by Section 404 of the Sarbanes-Oxley Act of 2002. Management has confirmed to us that internal controls over financial reporting have been appropriately designed and are operating effectively to provide reasonable assurance regarding the reliability of financial reporting and the preparation of SPX's consolidated financial statements for external purposes in accordance with US GAAP. We have also reviewed and discussed with Deloitte & Touche LLP its audit and opinion regarding SPX's internal control over financial reporting as required by Section 404, which opinion is included in the 2011 Annual Report on Form 10-K.

        Ms. Wyrsch was not a member of the Audit Committee during the above-referenced review and, accordingly, is not a signatory below.

Audit Committee:
Michael J. Mancuso, Chairman J. Kermit Campbell Emerson U. Fullwood Albert A. Koch

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF 2002 STOCK COMPENSATION PLAN

        We are asking our stockholders to approve the amendment and restatement of the 2002 Stock Compensation Plan (the "2002 Plan") to: (i) count full value share awards (which would include restricted stock that may be granted to our NEOs, but would exclude stock options and stock appreciation rights) as 2.0 shares of common stock for purposes of determining the total number of shares subject to issuance under the 2002 Plan; (ii) authorize the award of shares to non-employee directors; (iii) clarify the terms pursuant to which restricted stock units are authorized for issuance under the plan; (iv) create a choice of forum for North Carolina in the event of certain disputes; and (v) certain other non-material changes. We are not asking for authorization to increase the number of shares authorized for issuance at this time.

        The Board of Directors recommends that you approve the 2002 Plan, as amended and restated.

        The summary of the 2002 Plan, as proposed to be amended and restated, describes the material features of the 2002 Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the 2002 Plan. A copy of the proposed amended and restated 2002 Plan is included as an appendix to this Proxy Statement.

The 2002 Plan Generally

        The Board of Directors originally adopted, and the stockholders approved, what we now refer to as the 2002 Plan effective as of December 15, 1992. The 2002 Plan was subsequently amended or amended and restated a number of times. Most recently, our Board of Directors and our stockholders approved the amendment of the 2002 Plan effective May 6, 2011.

        Under the 2002 Plan, the Compensation Committee may grant stock-based incentives to key employees, including employees who are officers or members of the Board of Directors. Non-employee directors are currently not eligible for awards under the 2002 Plan but would become eligible for awards under the 2002 Plan if the amendment and restatement of the 2002 Plan is approved. Awards under the 2002 Plan may be in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and performance units.

Shares Available for the 2002 Plan

        The total number of shares of common stock subject to issuance under the amended and restated 2002 Plan may not exceed 5,000,000 shares. The number of shares underlying awards made to any one participant in a fiscal year may not exceed 2,000,000 shares. Full value share awards such as restricted stock currently count as 2.5 shares of common stock for purposes of determining the total number of shares subject to issuance under the 2002 Plan. If the amended and restated 2002 Plan is approved, full value awards will count as 2.0 shares of common stock for purposes of determining the total number of shares subject to issuance under the 2002 Plan. In addition, the 2002 Plan prohibits shares from being added back to the shares available under the 2002 Plan in certain scenarios involving stock options and stock appreciation rights. Shares that remain eligible to be added back are currently counted as 2.5 and, if the amended and restated 2002 Plan is approved, will count as 2.0, shares of common stock.

        The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of SPX's outstanding common stock. In that event, the Compensation Committee also may make appropriate adjustments to any stock appreciation rights, restricted stock or performance units outstanding under the 2002 Plan.

Plan Administration

        The Compensation Committee administers the 2002 Plan. Subject to the specific provisions of the 2002 Plan, the Compensation Committee determines award eligibility, timing and the type, amount and terms of the awards. The Committee also interprets the 2002 Plan, establishes rules and regulations under the 2002 Plan and makes all other determinations necessary or advisable for the 2002 Plan's administration.

Restricted Stock

        Restricted stock refers to shares of SPX common stock that are subject to restrictions on ownership for a certain period of time. These restrictions may relate to continued employment or may require that certain performance goals be met during a specified period. During that time, the holder may not sell or otherwise transfer the shares, but he or she may vote the shares, and may be entitled to any dividends or other distributions, provided that such dividends or distributions are subject to the same restrictions or vesting and transferability as the underlying shares of restricted stock. The shares become freely transferable when the restriction period expires. If a participant's employment terminates during the restriction period due to death, disability or normal retirement, all restrictions lapse, except that in the case of retirement, performance restrictions may remain in effect for performance-based awards. If employment terminates involuntarily or due to early retirement, the Compensation Committee can waive restrictions or add new restrictions on some or all of the participant's restricted shares. If the Compensation Committee does not waive the restrictions or if employment terminates for any other reason, the participant forfeits his or her shares. A participant may also forfeit the restricted shares if any performance goals established by the Compensation Committee for the shares are not attained by the date specified in the award.

Restricted Stock Units and Performance Units

        We may grant restricted stock units and other performance units in cash units or share units. Share units are equal in value to one share of SPX common stock. The Committee sets the terms and conditions of each award, including the performance goals that its holder must attain and the various percentages of restricted stock unit or performance unit value to be paid out upon full or partial attainment of those goals. The Compensation Committee also determines the payment that is due to the holder after the applicable performance period and whether the payment of the cash units and share units will be made in cash, in shares of SPX common stock, or in a combination of cash and stock.

Performance-Based Awards

        We may grant restricted stock, restricted stock units and performance units that satisfy the requirements for performance-based compensation under Section 162(m). The Compensation Committee determines the number of performance-based awards that will be granted and establishes the performance goals and other conditions for payment of such awards. The performance goals established by the Committee for any participant will be based on one or more of the following performance criteria: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return. Performance goals may be determined on an absolute basis, relative to internal goals, relative to levels attained in prior years or related to other companies or indices, or as ratios expressing relationships between two or more performance goals.

        The Compensation Committee also determines the performance period over which the designated performance goals must be attained. The performance goals will be established by the Compensation Committee no later than 90 days after the beginning of the performance period. Following the end of the performance period, the Compensation Committee certifies in writing the level of attainment of the performance goal or goals. The Compensation Committee may reduce, including a reduction to zero, but may not increase the amount of an available award.

Stock Appreciation Rights

        A stock appreciation right allows its holder to receive payment from us equal to the amount by which the fair market value of a share of SPX common stock exceeds the exercise price of the right on the exercise date. At the time of grant, we may establish a maximum amount per share payable upon exercise of a right. If a participant's employment terminates, his or her outstanding rights become exercisable under the guidelines described above for stock options.

        Under the 2002 Plan, the Compensation Committee can grant the rights in conjunction with an award of non-qualified stock options or on a stand-alone basis. If the Compensation Committee grants a right with a non-qualified stock option award, then the holder can exercise the rights at any time during the life of the related option, but the exercise will proportionately reduce the number of his or her related non-qualified stock options. The holder can exercise stand-alone stock appreciation rights during a period no longer than ten years, as determined by the Compensation Committee. Upon exercise of a stand-alone right, we will pay the participant in cash.

Stock Options

        Options granted under the 2002 Plan may be either "incentive stock options," as defined under the tax laws, or non-qualified stock options. The per share exercise price may not be less than the fair market value of SPX common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option.

        Upon exercise, the option holder may pay the exercise price in several ways. He or she can pay: (1) in cash; (2) by tendering previously owned SPX common stock with a fair market value equal to the exercise price; (3) by directing us to withhold shares of SPX common stock with a fair market value equal to the exercise price; (4) by delivering other approved property; or (5) by a combination of these methods.

        If a participant's employment terminates due to death, all of his or her options under the 2002 Plan vest and become exercisable and will remain exercisable until their expiration date unless the Compensation Committee determines that a shorter period is appropriate. If a participant's employment terminates due to disability or retirement, the award agreement may provide that any outstanding options shall become immediately fully vested and exercisable within such period after such date of termination of employment as determined by the Compensation Committee. If employment terminates for any other reason, the Compensation Committee will determine the length of time that the participant may exercise options that are exercisable at termination, but that period may not go beyond the expiration dates of the options.

Options Granted

        We cannot determine the number of shares that may be acquired under stock options that will be awarded under the 2002 Plan to the named executive officers under future option grants. In the last two years, we have awarded primarily performance restricted stock or performance units under the 2002 Plan. On March 9, 2012, the last reported sale price of SPX common stock on the New York Stock Exchange was $75.87 per share. As of March 9, 2012, the following options had been granted under the 2002 Plan since the inception of the 2002 Plan in December 1992:

Name	Number of Shares
Christopher J. Kearney	430,508
Patrick J. O'Leary	572,016
Robert B. Foreman	304,628
Donald L. Canterna	48,470
David A. Kowalski	96,000
Leslie S. Powell	0
All current executive officers as a group	1,538,622
All current directors who are not executive officers	78,112
All plan participants (other than current executive officers)	10,647,529

Transferability

        The recipient of an award under the 2002 Plan generally may not pledge, assign, sell or otherwise transfer his or her stock options, stock appreciation rights, restricted stock or performance units other than by will or by the laws of descent and distribution. The Compensation Committee, however, adopted rules and procedures to allow participants in the 2002 Plan to transfer options to immediate family members or to certain trusts or partnerships.

Tax Consequences

        The holder of an award granted under the 2002 Plan may be affected by certain federal income tax consequences. Special rules may apply to individuals who may be subject to Section 16(b) of the Securities Exchange Act of 1934. The following discussion of tax consequences is based on current federal tax laws and regulations and you should not consider it to be a complete description of the federal income tax consequences that apply to participants in the 2002 Plan. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.

        Restricted Stock.    The holder of restricted stock does not recognize any taxable income on the stock while it is restricted. When the restrictions lapse, the holder's taxable income (treated as compensation) equals the fair market value of the shares. The holder may, however, avoid the delay in computing the amount of taxable gain by filing with the Internal Revenue Service, within 30 days after receiving the shares, an election to determine the amount of taxable income at the time of receipt of the restricted shares.

        Performance Units.    There are no tax consequences associated with the grant of performance units, but the holder recognizes ordinary income (treated as compensation) upon payment of the performance units. If the amendment of the 2002 Plan is approved by stockholders, we expect to receive a full tax deduction for any amount the holder recognizes as income.

        Stock Appreciation Rights.    There are no tax consequences associated with the grant of stock appreciation rights. Upon exercise, the holder of stock appreciation rights recognizes ordinary income in the amount of the appreciation paid to him or her. This ordinary income is treated as compensation for tax purposes. We receive a corresponding deduction in the same amount that the holder recognizes as income.

        Incentive Stock Options.    There are no federal income tax consequences associated with the grant or exercise of an incentive stock option, so long as the holder of the option was our employee at all times during the period beginning on the grant date and ending on the date three months before the exercise date. The "spread" between the exercise price and the fair market value of SPX common stock on the exercise date, however, is an adjustment for purposes of the alternative minimum tax. A holder of incentive stock options defers income tax on the stock's appreciation until he or she sells the shares.

        Upon the sale of the shares, the holder realizes a long-term capital gain (or loss) if he or she sells the shares at least two years after the grant date and has held them for at least one year. The capital gain (or loss) equals the difference between the sales price and the exercise price of the shares. If the holder disposes of the shares before the expiration of these periods, then he or she recognizes ordinary income at the time of sale (or other disqualifying disposition) equal to the lesser of (1) the gain he or she realized on the sale and (2) the difference between the exercise price and the fair market value of the shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The holder will treat any additional gain as short-term or long-term capital gain, depending on whether he or she has held the shares for at least one year from the exercise date. If the holder does not satisfy the employment requirement described above, then he or she recognizes ordinary income (treated as compensation) at the time he or she exercises the option under the tax rules applicable to the exercise of a non-qualified stock option. We are entitled to an income tax deduction to the extent that an option holder realizes ordinary income.

        Non-Qualified Stock Options.    There are no federal income tax consequences to us or to the recipient of a non-qualified stock option upon grant. Upon exercise, the option holder recognizes ordinary income equal to the spread between the exercise price and the fair market value of SPX stock on the exercise date. This ordinary income is treated as compensation for tax purposes. The basis in shares acquired by an option holder on exercise equals the fair market value of the shares at that time. The capital gain holding period begins on the exercise date. We receive an income tax deduction upon the exercise of a non-qualified stock option in an amount equal to the spread.

        Excise Taxes.    Under certain circumstances, the accelerated vesting of awards in connection with a change in control of SPX might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent they are considered excess parachute payments, a participant in the 2002 Plan may be subject to a 20% excise tax and we may be unable to receive a tax deduction.

Plan Amendment and Termination

        Generally, the Board of Directors may terminate, amend or modify the 2002 Plan at any time without stockholder approval. Without stockholder approval, however, the Board of Directors may not: (1) materially increase the number of shares of SPX stock subject to the 2002 Plan; (2) change the provisions of the 2002 Plan relating to the option price, including a reduction of the option price of any outstanding option, cancellation of an option in exchange for cash or any other awards under the 2002 Plan, exchange or replace an outstanding option with a new option with a lower option price, or take any other action that would be a "repricing" of options; or (3) materially (within the meaning of rules of the New York Stock Exchange) change the terms of the 2002 Plan. In addition, if any action that the Board of Directors proposes to take will have a significant adverse effect on any awards outstanding under the 2002 Plan, then the affected participant must consent to the action.

        As of January 31, 2012, SPX had:

  •
  183,645 options outstanding with an average exercise price of $41.09 and an average remaining term to expiration of 11 months;

  •
  2,008,132 unvested restricted shares and restricted stock units outstanding;

  •
  3,410,163 shares remaining available for grant under the 2002 Stock Compensation Plan; and

  •
  12,500 shares remaining available for grant under the 2006 Non-employee Director Stock Incentive Plan.

Burn Rate

        The following is provided in order to assist those who may wish to run a burn rate calculation.

Year	Options Granted	Performance Shares Vested	Time-Vested Restricted Stock and Restricted Stock Units Granted	Total	Weighted-Average Number of Common Shares Outstanding

2011	0	630,257	48,500	678,757	50,499,000

2010	0	622,434	9,150	631,584	49,718,000

2009	0	420,721	5,300	426,021	49,363,000

        As described in "Compensation Discussion and Analysis," beginning on p. 25, almost all of our share grants are subject to performance criteria. The numbers in the above table relate to the total number of performance shares vested and non-performance shares granted in a year across our company and are not limited to grants made to named executive officers or directors.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE SPX 2002 STOCK COMPENSATION PLAN

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

        We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement.

        Though the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing our compensation philosophy and making future compensation decisions.

        We intend to seek approval of our executive compensation program on an annual basis.

Why You Should Approve our Executive Compensation Program

        As described more fully in the "Compensation Discussion & Analysis" beginning on page 25 and in the Summary Compensation Table and subsequent tables beginning on page 41, our named executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on motivating our named executive officers to deliver results for our stockholders.

        Comparing our 2011 performance and our 2011 NEO pay realized illustrates the strong link between our pay and our performance. (See p. 26 for how we calculate "pay realized.") Due to mixed operating results and a decline in our stock price during 2011, pay realized by our named executive officers listed in the 2011 Summary Compensation Table on p. 41 (our "NEOs") dropped by more than 50% from 2010, as:

  •
  Our top three NEOs (the "Corporate NEOs") received no bonus

  •
  Mr. Kowalski and Mr. Canterna, our other continuing NEOs (the "Segment NEOs"), received bonuses substantially below target

  •
  Two-thirds of each NEO's eligible restricted stock awards failed to vest

        In contrast, total compensation reported in the 2011 Summary Compensation Table increased compared to 2010. We believe this dichotomy highlights the limitations in focusing solely on the Summary Compensation Table. Although that table is useful for comparing pay across companies, we do not believe it conveys a complete picture of our pay-for-performance approach to compensation, or the actual impact of that approach on pay realized by our NEOs. Rather, we believe a clearer picture emerges through understanding two key compensation components that differentiate us from many other companies, and tracking how our actual performance against our structure translates into pay realized. Please see the Executive Overview to "Compensation Discussion and Analysis" for further discussion of NEO pay realized in 2011.

  Key Pay-for-Performance Components

        We Must Outperform to Receive Equity Value:    Nearly all equity awarded to our NEOs is restricted stock that only vests if our stock outperforms the S&P 500 index. Unlike most of our peer group companies, we award no time-vested options and almost no time-vested stock to our NEOs. Any time-vested stock issued has been in connection with special awards. We believe this approach results in better alignment between NEO pay and shareholder interests.

        As a result of this approach, in years in which our stock does not outperform the S&P 500 index, the value of equity realized by our NEOs may be much less than the grant date value reported in the Summary Compensation Table. This was the case in 2011. We design the equity component of NEO pay with performance vesting in mind, so the amount of stock awarded is less meaningful to the NEO than the amount of stock that vests. The Five Year Pay-for-Performance discussion on p. 28 serves as an example of how this form of restricted stock grant helps ensure a close tie between our pay and performance.

        Continuous Improvement, Not Plan, Drives Bonuses:    Our bonus targets are not set against a business plan, but rather are set to drive continuous improvement by requiring year-over-year progress. In particular, margin metrics require improvement over the prior year. This can result, as it did in 2011, in little to no bonus being paid even though we perform largely as expected. We do this because we have structured our executive compensation program so that NEOs share in improvements alongside our investors.

Our Pay Practices

  Practices We Follow

        Pay for Performance—We tie pay to performance. The great majority of executive pay is not guaranteed. As illustrated in 2011, our bonuses demand improvement over the prior year to meet target, and nearly all our equity awards to NEOs do not vest unless we outperform the S&P 500 index.

        Reasonable Perquisites—In recent years we have reduced perquisites.

        Independent Compensation Consultant—The Committee retained Pearl Meyer & Partners ("Pearl Meyer") as its compensation consultant. Pearl Meyer works directly for the Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of the Committee, work with management on executive officer and director compensation design.

        Review Tally Sheets—We review compensation tally sheets for our NEOs at least annually.

        Mitigate Undue Risk—We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

        Stringent Share Ownership Guidelines—We have a stringent share ownership policy, with which all NEOs are in compliance.

  Practices We Avoid

        New 280G Excise Tax Gross-Ups—Since 2005, we have not entered into contracts with officers that include Section 280G excise tax gross-ups.

        Hedging—We do not permit our employees, including our NEOs, to hedge against fluctuations in our stock value or engage in short sales relating to our stock.

        Other Practices We Avoid—As in prior years, we have avoided:

  •
  multi-year guarantees for salary increases,

  •
  non-performance based bonuses,

  •
  inclusion of long-term equity awards in the pension calculation,

  •
  bonus payouts without justifiable performance linkage or proper disclosure,

  •
  discretionary bonuses, and

  •
  performance goals that are too low or based on negative earnings.

        We are requesting your non-binding vote on the following resolution:

        "Resolved, that the compensation of the SPX Corporation's named executive officers as described in "Compensation Discussion and Analysis" beginning on p. 25, and in the Summary Compensation Table and subsequent tables beginning on p. 41 of the proxy statement, is approved."

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
  FOR THE RESOLUTION

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP has been our independent public accountants since 2002. The Audit Committee has engaged Deloitte & Touche to perform reviews, in accordance with the Standards of the Public Company Accounting Oversight Board of our financial statements to be filed on Form 10-Q in 2011. Consistent with past practice, on February 21, 2012, the Audit Committee approved the engagement of Deloitte & Touche to perform the audit of the financial statements and internal control over financial reporting included in SPX's Annual Report on Form 10-K for the fiscal year ending December 31, 2012. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

        During fiscal years 2010 and 2011, we retained our principal auditor, Deloitte & Touche, to perform services in the following categories and amounts:

	2010	2011
Audit Fees (1)	$9,941,000	$10,314,000
Audit-Related Fees (2)	$411,000	$163,000
Tax Fees (3)	$2,082,000	$1,469,000
All Other Fees	N/A	N/A

(1)
Fees for audit services billed or expected to be billed relate to (i) audit of the Company's annual financial statements and effectiveness of internal control over financial reporting, (ii) reviews of the Company's quarterly financial statements, (iii) statutory and regulatory audits and (iv) comfort letters, consents and other services related to SEC matters.

(2)
Fees for audit-related services include due diligence services in connection with acquisitions, other technical accounting assistance and attest or audit services that are not required.

(3)
Fees for tax services include $1,330,000 and $1,057,000 in 2010 and 2011, respectively, for tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning. We also incurred fees for tax consulting and advisory services and services related to acquisitions and divestitures of $752,000 and $412,000 in 2010 and 2011, respectively.

        Our Audit Committee has adopted a policy that requires all audit and non-audit services performed by Deloitte & Touche be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte & Touche, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte & Touche. In addition, our pre-approval policy requires pre-approval by the chairman of the Audit Committee of fees and expenses for other non-audit services that may arise during the year. The policy requires the chairman to report any non-audit services that he has pre-approved to the Audit Committee at each regularly scheduled meeting of the Committee. In no event may Deloitte & Touche perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte & Touche's independence.

        Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche LLP as our independent public accountants. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and reconsider the appointment.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
  FOR RATIFICATION OF
  THE APPOINTMENT OF DELOITTE & TOUCHE LLP
  AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2012

 ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, without exhibits, is enclosed with this Proxy Statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Jennifer Epstein, Director, Corporate Communications and Public Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

APPENDIX A

SPX CORPORATION
2002 STOCK COMPENSATION PLAN
(As Amended and Restated Effective May 3, 2012)

SECTION 1. ESTABLISHMENT, PURPOSES AND EFFECTIVE DATE OF PLAN

        1.1.    Establishment.    SPX Corporation, a Delaware corporation, previously established the SPX Corporation 1992 Stock Compensation Plan (the "Plan") to provide for the award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Units to eligible individuals. Since its establishment, the Plan has been amended from time to time, and was completely amended and restated effective January 1, 2002 and renamed the "2002 Stock Compensation Plan."

        1.2.    Purpose.    The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and divisions by (a) encouraging and providing for the acquisition of equity interests in the Company by Key Employees and Non-Employee Directors, thereby increasing the stake in the future growth and prosperity of the Company, and furthering Key Employees' and Non-Employee Directors' identity of interest with those of the Company's shareholders, and (b) enabling the Company to compete with other organizations in attracting, retaining, promoting and rewarding the services of Key Employees and Non-Employee Directors.

        1.3.    Effective Date.    The following provisions constitute an amendment and restatement of the Plan, effective as of May 3, 2012, the "Effective Date" of the Plan as set forth herein.

SECTION 2. DEFINITIONS.

        2.1.    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a)   "Board" means the Board of Directors of the Company.

          (b)   "Code" means the Internal Revenue Code of 1986, as amended.

          (c)   "Committee" means the Compensation Committee of the Board, which shall consist of not less than three persons appointed by the Board from among those Board members who are not employees of the Company or any of its subsidiaries or divisions. The Committee shall administer the Plan pursuant to the provisions of Section 4.

          (d)   "Common Stock" means the Common Stock, par value $10.00, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Subsection 5.3.

          (e)   "Company" means SPX Corporation, a Delaware corporation.

          (f)    "Covered Employee" shall mean a Participant who the Committee determines is or may be one of the group of "covered employees" as defined in the regulations promulgated under section 162(m) of the Code, or any successor statute.

          (g)   "Fair Market Value" means, as to any date, the closing price of a share of Common Stock as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of The Wall Street Journal for such date (or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted).

          (h)   "Key Employee" means an employee of the Company or of a Subsidiary, including an officer or director, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company or a Subsidiary. Key Employees also may include those employees identified by the Committee to be in situations of extraordinary performance, promotion, retention or recruitment. The awarding of a grant under this Plan to an employee by the Committee shall be deemed a determination by the Committee that such employee is a Key Employee.

          (i)    "Mature Common Stock" means Common Stock that has been acquired by the holder thereof on the open market or that has been acquired pursuant to this Plan or another employee benefit arrangement of the Company and held for at least six months.

          (j)    "Non-Employee Director" means any person who is a member of the Board and who is not, as of the date of an award under the Plan, an employee of the Company or any of its Subsidiaries.

          (k)   "Options" means the right to purchase stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (a) an "incentive stock option" within the meaning of Code Section 422, or (b) a "nonqualified stock option" which is intended not to fall under the provisions of Code Section 422.

          (l)    "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Subsection 7.3.

          (m)  "Participant" means each Non-Employee Director and any Key Employee designated by the Committee to participate in this Plan pursuant to Section 3.

          (n)   "Performance-Based Exception" shall mean the performance-based exception from the deductibility limitations as set forth in Section 162(m) of the Code.

          (o)   "Performance Unit" means an award described in Section 10.

          (p)   "Period of Restriction" means the period during which the transfer of shares of Restricted Stock or Restricted Stock Units are restricted pursuant to Section 9.

          (q)   "Restricted Stock" means the Common Stock granted to a Participant pursuant to Section 9.

          (r)    "Restricted Stock Unit" or "RSU" means a notional account established pursuant to an Award granted to a Participant, as described in Section 9, that is (i) valued solely by reference to shares of Common Stock, and (ii) subject to restrictions specified in the RSU Agreement. The restrictions on, and risk of forfeiture of, RSUs generally will expire on a specified date, upon the occurrence of an event or achievement of performance goals, or on an accelerated basis under certain circumstances specified in the Plan or the RSU Agreement.

          (s)   "Service" means the provision of personal services to the Company or its Subsidiaries in the capacity of (i) an employee, (ii) a Non-Employee Director, or (iii) a consultant or independent contractor. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or its Subsidiaries, a transfer of the Participant among the Company and its Subsidiaries, or a change in the Company or Subsidiary for which the Participant renders such Service, provided in each case that there is no interruption or termination of the Participant's Service. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the time that the entity for which the Participant performs Service ceases to be a Subsidiary or otherwise part of the Company. Subject to the foregoing and the requirements of Code Section 409A, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of and reason for such termination.

          (t)    "Stock Appreciation Right" means the right to receive a cash payment from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise of the Right over a specified price fixed by the Committee at grant (exercise price), which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option Price.

          (u)   "Subsidiary" means a corporation at least 50% or more of the voting power of which is owned, directly or indirectly, by the Company.

        2.2.    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. ELIGIBILITY AND PARTICIPATION

        Participants in the Plan shall be selected by the Committee from among those employees of the Company who are considered Key Employees. Non-Employee Directors also shall be Participants in the Plan; provided that, grants made to Non-Employee Directors under Sections 7, 8, 9, or 10 of the Plan shall be in the amounts and subject to the terms and conditions approved by the Board or the Board's Nominating and Governance Committee.

SECTION 4. ADMINISTRATION

        4.1.    Administration.    The Plan shall be administered by the Compensation Committee of the Board. For purposes of any award granted under the Plan by the Committee that is intended to be exempt from the restrictions of Section 16(b) of the Securities Exchange Act of 1934 (the "Act"), the Committee shall consist only of directors who qualify as "non-employee directors," as defined in Rule 16b-3 under the Act. For purposes of any award granted under the Plan by the Committee that is intended to qualify for the performance-based compensation exemption to the $1 million deductibility limit under Code Section 162(m), the Committee shall consist only of directors who qualify as "outside directors," as defined in Code Section 162(m) and the related regulations. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of the majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the unanimous written consent of its members.

        The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries and divisions, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

SECTION 5. STOCK SUBJECT TO PLAN

        5.1.    Number.    The total number of shares of Common Stock of the Company subject to issuance under the Plan on or after May 6, 2011 may not exceed 5,000,000 shares, subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3, and shall be reduced (i) by one (1) share of Common Stock for every one (1) share that is subject to an Option or Stock Appreciation Right granted under the Plan, and (ii) (A) between May 6, 2011, and May 3, 2012, by two and one half (2 1/2) shares of Common Stock, and (B) on or after May 3, 2012, by two (2) shares of Common Stock for every one (1) share that was subject to an award other than an Option or Stock Appreciation Right granted on or after the Effective Date. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. The maximum aggregate number of shares of Common Stock

(including Options, Restricted Stock, RSUs, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Participant shall be 2,000,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3; provided, however, in the case of awards granted in the form of Performance Units, the Committee may instead provide for a cash payment, in which case the maximum aggregate cash payment for any fiscal year shall not exceed the fair market value (determined as of the date of vesting or payout, as applicable) of 2,000,000 of shares of Common Stock, subject to adjustment under Subsection 5.3.

        5.2.    Unused Stock.    In the event that, on or after the Effective Date, any shares of Common Stock that are subject to an Option which, for any reason, expires, terminates or is canceled as to such shares, or any shares of Common Stock subject to a Restricted Stock or RSU award made under the Plan are reacquired by the Company pursuant to the Plan, or any Stock Appreciation Right expires unexercised, such shares and rights again shall become available for issuance under the Plan. The shares that become available for new awards under this Subsection 5.2 shall include shares with respect to awards that were issued prior to the Effective Date, to the extent that such awards expire, terminate, are cancelled or are otherwise settled without the issuance of shares of Common Stock on or after the Effective Date. Any shares of Common Stock that again become available for grant pursuant to this Subsection 5.2 shall be added back (i) as one (1) share of Common Stock if such shares were subject to Options or Stock Appreciation Rights granted under the Plan, and (ii) (A) between May 6, 2011 and May 3, 2012, as two and one half (2 1/2) shares of Common Stock, and (B) on or after May 3, 2012, as two (2) shares of Common Stock, if such shares were subject to awards other than Options or Stock Appreciation Rights granted under the Plan.

        For purposes of determining the number of shares of Common Stock subject to issuance under this Subsection or Subsection 5.1 above, with respect to Options and Stock Appreciation Rights, the following shares of Common Stock shall not be added back to the Plan available shares: (i) shares of Common Stock purchased on the open market with the proceeds of Option exercises, (ii) shares of Common Stock tendered to pay the exercise price of Options or withheld for taxes, (iii) shares subject to Stock Appreciation Rights that are not issued on the stock settlement of the Stock Appreciation Rights.

        5.3.    Adjustment in Capitalization.    In the event of any change in the outstanding shares of Common Stock by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to each outstanding Option, and its stated Option Price, shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee also shall have discretion to make appropriate adjustments in the number and type of shares subject to Restricted Stock and RSU grants then outstanding under the Plan pursuant to the terms of such grants or otherwise. The Committee also shall make appropriate adjustments in the number of outstanding Stock Appreciation Rights and Performance Units and the related grant values.

SECTION 6. DURATION OF PLAN

        The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 15 hereof, until all Common Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. However, no Option, Stock Appreciation Right, Restricted Stock, RSU, or Performance Unit may be granted under the Plan on or after May 6, 2021, which is the tenth anniversary of the Plan's current Effective Date.

SECTION 7. STOCK OPTIONS

        7.1.    Grant of Options.    Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option. However, in no event shall the fair market value (determined at the date of grant) of Common Stock for which incentive stock options become exercisable for the first time in any calendar year exceed $100,000, computed in accordance with Code Section 422(b)(7). In addition, no incentive stock option shall be granted to (i) a Non-Employee Director, or (ii) any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Nothing in this Section 7 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum established by Code Section 422.

        7.2.    Option Agreement.    Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement shall specify whether the Option is intended to be an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option which is intended not to fall under the provisions of Code Section 422. To the extent that an Option designated as an incentive stock option does not meet the requirements of Code Section 422, it will be treated as a nonqualified stock option under the Plan.

        7.3.    Option Price.    The Option Price shall be determined by the Committee. However, no Option granted pursuant to the Plan shall have an Option Price that is less than the Fair Market Value of the Common Stock on the date the Option is granted.

        7.4.    Duration of Options.    Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant date.

        7.5.    Exercise of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

        7.6.    Method of Exercise and Payment of Option Price.    Options shall be exercised pursuant to the methods and procedures as shall be established from time to time by the Committee. The Committee shall determine the acceptable form or forms and timing of payment of the Option Price. Acceptable forms of paying the Option Price upon exercise of any Option shall include, but not be limited to, (a) cash or its equivalent, (b) tendering shares of previously acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price, (c) directing the Company to withhold shares of Common Stock, which may include attesting to the ownership of the equivalent number of shares of previously-acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price, (d) other approved property or (e) by a combination of (a), (b), (c) and/or (d). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after Option exercise and payment, the Company shall deliver to the Participant Common Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

        7.7.    Restrictions on Common Stock Transferability.    The Committee shall impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable

Federal securities law, under the requirements of any stock exchange upon which such shares of Common Stock are then listed and under any blue sky or state securities laws applicable to such shares.

        7.8.    Termination of Service Due to Death, Disability or Retirement.    In the event the Service of a Participant is terminated by reason of death, any outstanding Options shall become immediately fully vested and exercisable within such period following the Participant's death as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option, by such person or person as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. In the event the Service of a Participant is terminated by reason of retirement or disability (as such terms are defined under the applicable rules of the Company), the award agreement with a Participant may provide that any outstanding Options shall become immediately fully vested and exercisable within such period after such date of termination of Service as shall be determined by the Committee, and set forth in the award agreement but in no event beyond the expiration of the term of the Option.

        7.9.    Termination of Service Other Than for Death, Disability or Retirement.    If the Service of the Participant terminates for any reason other than death, disability or retirement, the Participant shall have the right to exercise the Option within such period after the date of his termination as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option and only to the extent that the Participant was entitled to exercise the Option at the date of his termination of Service. Regardless of the reasons for termination of Service, incentive stock options must be exercised within the Code Section 422 prescribed time period in order to receive the favorable tax treatment applicable thereto.

        7.10.    Nontransferability of Options.    Except as provided in this Subsection 7.10, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Under such rules and procedures as the Committee may establish, the holder of an Option may transfer such Option to members of the holder's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Option, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Options held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the agreements applicable to any outstanding Options to permit such transfers. Any Option not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any incentive stock option.

SECTION 8. STOCK APPRECIATION RIGHTS

        8.1.    Grant of Stock Appreciation Rights.    Subject to the terms and provisions of this Plan, Stock Appreciation Rights may be granted to Participants either independent of Options or in conjunction with nonqualified stock options at any time and from time to time as shall be determined by the Committee.

        8.2.    Exercise of Stock Appreciation Rights Granted in Conjunction with a Nonqualified Option.    Stock Appreciation Rights granted in conjunction with a nonqualified stock option may be exercised at any time during the life of the related stock option, with a corresponding reduction in the number of shares available under the Option. Option shares with respect to which the Stock Appreciation Right shall have been exercised may not again be subject to an Option under this Plan.

        8.3.    Exercise of Stock Appreciation Rights Granted Independent of Options.    Stock Appreciation Rights granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes on the Stock Appreciation Right including, but not limited to, a corresponding proportional reduction in previously granted Options.

        8.4.    Payment of Stock Appreciation Right Amount.    Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive payment of an amount (subject to Subsection 8.6 below) determined by multiplying:

          (a)   The difference between the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

          (b)   The number of shares with respect to which the Stock Appreciation Right is exercised.

        8.5.    Form of Payment.    Payment to the Participant, upon the exercise of a Stock Appreciation Right, will be made in cash.

        8.6.    Limit on Appreciation.    The Committee, in its sole discretion, may establish (at the time of grant) a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

        8.7.    Term of Stock Appreciation Right.    The term of a Stock Appreciation Right granted under the Plan shall not exceed ten years.

        8.8.    Termination of Service.    In the event that the Service of a Participant is terminated by reason of death, disability or retirement, or for any other reason, the exercisability of any outstanding Stock Appreciation Rights granted in conjunction with an Option shall terminate in the same manner as specified for their related Options under Subsections 7.8 and 7.9. The exercisability of any outstanding Stock Appreciation Rights granted independent of Options also shall terminate in the manner provided under Subsections 7.8 and 7.9.

        8.9.    Nontransferability of Stock Appreciation Rights.    No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

SECTION 9. RESTRICTED STOCK AND RSUs

        9.1.    Grant of Restricted Stock.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to such Participants and in such amounts as it shall determine.

        9.2.    Restricted Stock Agreement.    Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the restriction period or periods, the number of Restricted Stock shares granted, and such other provisions as the Committee shall determine.

        9.3.    Grant of RSUs.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant RSUs to such Participants and in such amounts as it shall determine. Each RSU grant shall be evidenced by a RSU Agreement that shall specify the restriction period or periods, the number of RSUs granted, and such other provisions as the Committee shall determine. Subject to Section 9.9, RSUs shall be settled solely in shares of Common Stock. As soon as practicable following the vesting date for an award of RSUs, the

Participant (or beneficiary, in the case of death) shall be transferred one share of Common Stock for each RSU vesting on such date.

        9.4.    Transferability.    Except as provided in this Section 9, neither the shares of Restricted Stock nor the RSUs granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock or RSU Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock or RSU Agreement. All rights with respect to the Restricted Stock or RSUs granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant.

        9.5.    Other Restrictions.    The Committee shall impose such other restrictions on any shares of Restricted Stock or RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

        9.6.    Certificate Legend.    In addition to any legends placed on certificates pursuant to Subsection 9.6, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

  "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the 2002 Stock Compensation Plan of SPX Corporation, rules and administration adopted pursuant to such Plan, and a Restricted Stock grant dated                                        . A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of SPX Corporation."

        9.7.    Removal of Restrictions.    Except as otherwise provided in this Section, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant, and RSUs covered by each RSU grant made under the Plan shall be distributed to the Participant after the last day of the Period of Restriction. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by Subsection 9.6 removed from his Common Stock certificate.

        9.8.    Voting Rights.    During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

        9.9.    Dividends and Other Distributions.    During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may be entitled to receive dividends and other distributions paid with respect to those shares while they are so held. Any such dividends or distributions shall be subject to the same restrictions on vesting and transferability as the shares of Restricted Stock with respect to which they were paid. The Committee, in its discretion, may award dividend equivalent rights with respect to RSUs. To the extent so awarded, on each dividend record date for Common Stock, the Participant shall be credited with dividend equivalents in the form of additional RSUs. The amount of additional RSUs to be credited shall be equal to the amount of cash or the number of shares of stock dividends that would have been payable to the Participant if each outstanding RSU on such dividend record date had been a share of issued and outstanding Common Stock. If such dividends are payable in cash, the cash amount will be converted to RSUs based on the Fair Market Value of the Common Stock on the date such dividends are paid. RSUs received under this Section 9.9 shall be settled in cash or shares of Common Stock, in the discretion of the Committee, on the same date as the underlying RSUs to which they relate.

        9.10.    Termination of Service Due to Retirement.    In the event that a Participant terminates his Service with the Company because of normal retirement (as defined under the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9.4 shall automatically terminate and, except as otherwise provided in Subsection 9.5, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that a Participant terminates his Service with the Company because of early retirement (as defined under the then established rules of the Company), the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock pursuant to Subsection 9.4 and add such new restrictions to those shares of Restricted Stock as it deems appropriate.

        9.11.    Termination of Service Due to Death or Disability.    In the event a Participant's Service is terminated because of death or disability (as defined under the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock or RSUs pursuant to Subsection 9.4 shall automatically terminate and, except as otherwise provided in Subsection 9.5, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable and the shares attributable to RSUs shall be distributed.

        9.12.    Termination of Service for Reasons Other Than Death, Disability or Retirement.    In the event that a Participant terminates his or her Service with the Company for any reason other than those set forth in Subsections 9.10 and 9.11 during the Period of Restriction, then any shares of Restricted Stock or RSUs still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the Service of a Participant by the Company, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such shares and may add such new restrictions to such shares of Restricted Stock or RSUs as it deems appropriate.

SECTION 10. PERFORMANCE UNITS

        Performance Units may be granted subject to such terms and conditions as the Committee in its discretion shall determine. Performance Units may be granted either in the form of cash units or in share units, including RSUs, which are equal in value to one share of Common Stock, or a combination thereof. The Committee shall establish the performance goals to be attained in respect of the Performance Units, the various percentages of Performance Unit value to be distributed upon the attainment, in whole or in part, of the performance goals and such other Performance Unit terms, conditions and restrictions as the Committee shall deem appropriate. As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the Performance Unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.

SECTION 11. CODE SECTION 162(m) PROVISIONS

        The Committee, in its discretion, may determine that an award of Restricted Stock, RSUs, or Performance Units to a Covered Employee will be designed to comply with the Performance-Based Exception under Code Section 162(m). In such case, the level of vesting of the award will depend on the attainment of any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels;

debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return. Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals.

        The Committee shall determine the performance period over which the designated performance goals shall be attained and shall establish the performance goals no later than 90 days after the beginning of such performance period. Following the end of the performance period, the Committee shall certify in writing the level of attainment of the performance goal(s). The Committee may reduce (including a reduction to zero), but may not increase the amount of an available award.

SECTION 12. BENEFICIARY DESIGNATION

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

SECTION 13. RIGHTS OF PARTICIPANTS

        13.1.    Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's Service at any time, nor confer upon any Participant any right to continue in the employ or Service of the Company.

        13.2.    Participation.    No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

SECTION 14. MERGER OR CONSOLIDATION

        14.1.    Treatment of Options and Stock Appreciation Rights.    Upon a dissolution or a liquidation of the Company, each Participant shall have the right to exercise any unexercised Options or Stock Appreciation Rights, whether or not then exercisable, subject to the provisions of the Plan immediately prior to such dissolution or liquidation. If not exercised within a reasonable time period, of not less than 30 days from the date of such dissolution or liquidation, as determined by the Committee, all outstanding Options and Stock Appreciation Rights shall terminate. In the event of a merger or consolidation in which the Company is not the surviving corporation, each Participant shall be offered a firm commitment whereby the resulting or surviving corporation will tender to the Participant new Options and Stock Appreciation Rights in the surviving corporation, with terms and conditions, both as to number of shares and otherwise, which will substantially preserve to the Participant the rights and benefits of the Options and Stock Appreciation Rights outstanding hereunder.

        14.2.    Treatment of Restricted Stock and RSUs.    In the event of a dissolution or a liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, all restrictions shall lapse on the shares of Restricted Stock and RSUs granted under the Plan and thereafter shares of Restricted Stock shall be freely transferable by the Participant, and shares attributable to RSUs shall be distributed, subject to applicable Federal or state securities laws.

SECTION 15. AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

        The Board may at any time amend, modify or terminate the Plan; provided, however, that no such action of the Board, without approval of the shareholders, may:

          (a)   increase the total amount of Common Stock which may be issued under the Plan, except as provided in Subsections 5.1 and 5.3;

          (b)   change the provisions of the Plan regarding the Option Price, including a reduction of the Option Price of any outstanding Option, cancellation of an Option in exchange for cash or any other awards under the Plan, exchange or replace an outstanding Option with a new Option with a lower Option Price, or take any other action that would be a "repricing" of Options, except as permitted by Subsection 5.3; or

          (c)   Materially (within the meaning of rules of the New York Stock Exchange) change the terms of the Plan.

        No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock, RSUs, or Performance Units previously granted under the Plan, without the consent of the Participant.

SECTION 16. TAX WITHHOLDING

        16.1.    Tax Withholding.    The Company, as appropriate, shall have the right to deduct from all payments any Federal, state or local taxes required by law to be withheld with respect to such payments.

        16.2.    Stock Withholding.    With respect to withholding required upon the exercise of nonqualified stock options, or upon the lapse of restrictions on Restricted Stock, RSUs, or Performance Units payable in shares of Common Stock, Participants may elect, subject to the approval of the Committee, to satisfy the withholding required, in whole or in part, by (a) having the Company withhold shares of Common Stock otherwise issuable, or (b) tendering shares of previously acquired Common Stock, including by attestation to the ownership of Common Stock, in either case having a value equal to the amount of tax to be withheld; provided, however, shares may only be withheld by the Company to the extent necessary to satisfy the minimum withholding liability required by law, and only Mature Common Stock may be tendered (including by attestation) for withholding in excess of the amount the Company is legally required to withhold by applicable law. The value of the shares to be withheld, tendered or attested is to be determined by such methods or procedures as shall be established from time to time by the Committee. All elections shall be irrevocable and shall be made in writing, signed by the Participant, and shall satisfy such other requirements as the Committee shall deem appropriate.

SECTION 17. INDEMNIFICATION

        Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 18. REQUIREMENTS OF LAW

        18.1.    Requirements of Law.    The granting of Options, Stock Appreciation Rights, Restricted Stock, RSUs, or Performance Units, and the issuance of shares of Common Stock with respect to an Option or Stock Appreciation Right exercise or Performance Unit award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        18.2.    Foreign Jurisdictions.    Awards may be granted to Key Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of awards in order to minimize the Company's obligation with respect to tax equalization for Participants on assignments outside their home country.

        18.3.    Governing Law.    The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of North Carolina, County of Mecklenburg, including the Federal Courts located therein (should Federal jurisdiction exist).

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01G0WA 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION 01 - Christopher J. Kearney 02 - Martha B. Wyrsch 03 - Peter Volanakis 1. Election of Directors: For Against Abstain 2. To approve the amendment and restatement of the SPX 2002 Stock Compensation Plan. For Against Abstain 3. To approve, by non-binding vote, SPX’s executive compensation practices. 4. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2012. 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. For Against Abstain For Against Abstain For Against Abstain NNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C123456789 C 1234567890 J N T 1 3 3 6 3 2 1 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 3, 2012. Vote by Internet • Go to www.envisionreports.com/SPW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 3, 2012 Charlotte, North Carolina This Proxy is Solicited on Behalf of the Board of Directors The undersigned stockholder of SPX Corporation, a Delaware corporation, hereby appoints Christopher J. Kearney and Patrick J. O’Leary, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX Corporation to be held in Charlotte, North Carolina on May 3, 2012 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1 through 4. PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Proxy — SPX Corporation Dear Stockholder: The Annual Meeting of Stockholders of SPX Corporation will be held at 8:00 a.m. (Eastern Time) on Thursday, May 3, 2012 at Foundation For The Carolinas, 220 North Tryon Street, in Charlotte, North Carolina 28202, for the following purposes: 1. To elect three directors to the Board of Directors. 2. To request stockholder approval of the amendment and restatement of the SPX 2002 Stock Compensation Plan. 3. To conduct an advisory vote on SPX executive compensation practices. 4. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2012. 5. To address such other business as may properly come before the meeting or any adjournment thereof. Only holders of Common Stock of SPX Corporation of record at the close of business on March 9, 2012 will be entitled to vote at the meeting or any adjournment thereof. To be sure that your vote is counted, we urge you to vote by telephone or by Internet. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation. For stockholders with common shares held in the company’s KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants’ accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participants’ accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner. BY ORDER OF THE BOARD OF DIRECTORS KEVIN L. LILLY Senior Vice President, Secretary and General Counsel IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.